UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Gentherm Incorporated

(Name of registrant as specified in its charter)

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INVITATION TO OUR SHAREHOLDERS

April 18, 2017

To our Shareholders:

We cordially invite you to attend our 2017 annual meeting of shareholders, which will be held on Friday, May 19, 2017, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Northville, Michigan.  The business to be conducted at the annual meeting is set forth in the attached Notice of 2017 Annual Meeting of Shareholders and proxy statement.

Thank you for your continued support of Gentherm.

Sincerely,

Daniel R. Coker

President and Chief Executive Officer

GENTHERM INCORPORATED

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Our 2017 annual meeting of shareholders will be held on Friday, May 19, 2017, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Northville, Michigan to conduct the following items of business:

•	To elect eight directors named in the accompanying proxy statement, each to serve for a one-year term or until his or her successor has been duly elected and qualified.
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.
•	To approve (on an advisory basis) the compensation of our named executive officers.
•	To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years;
•

To approve a proposed amendment to the Gentherm Incorporated 2013 Equity Incentive Plan (1) increasing by 2,000,000 the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan and (2) increasing the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan from 1.58 shares to 1.85 shares; and

•	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 3, 2017, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors

Kenneth J. Phillips
Vice-President, General Counsel and Secretary

Northville, Michigan

April 18, 2017

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting.  For more complete information regarding 2016 performance of Gentherm Incorporated (the “Company”), review our annual report on Form 10-K for the year ended December 31, 2016.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2017 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations and Required Vote

Proposal	Board Recommendation	Required Vote
No. 1 - Election of Directors (page 5)	FOR each nominee	Plurality*
No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2017 (page 39)	FOR	Majority of votes cast
No. 3 - Advisory Vote on Named Executive Officer Compensation (page 40)	FOR	Majority of votes cast
No. 4 - Approval (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years (page 41)	EVERY YEAR	Plurality

No. 5 – Approval of an amendment to the Gentherm Incorporated 2013 Equity Incentive Plan (1) increasing by 2,000,000 the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan an d (2) increasing the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan from 1.58 shares to 1.85 shares (page 42)

	FOR	Majority of votes cast

────────────────────

*

Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, in the event any director nominee receives a greater number of votes “withheld” than votes “for” his or her election, our majority voting policy requires such nominee to promptly tender his or her resignation, conditioned on acceptance by the Company’s Board of Directors (the “Board”).  See “Board Matters – Corporate Governance – Corporate Governance Guidelines” in this proxy statement for further information regarding our majority voting policy.

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2017 annual meeting in person, please vote right away using one of the following voting methods (see page 2 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

•	By Mail. Complete, sign and return your proxy card or voting instruction card in the enclosed envelope.
•	Other. If you are a beneficial owner, you may have the option to vote your shares via the internet or telephone.

Attend and Vote at Annual Meeting

Date:	Friday, May 19, 2017
Time:	9:30 a.m., Eastern Time
Location:	Gentherm Incorporated, 21680 Haggerty Road, Northville, Michigan

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 3, 2017 may attend and vote at the annual meeting.

Director Nominees

The Board currently consists of nine directors.  On November 16, 2016, the Company’s Chairman of the Board, Oscar B. Marx, III, informed the Board of his intention to retire from the Board effective as of the 2017 annual meeting of shareholders.  Consequently, Mr. Marx is not standing for re-election at the 2017 annual meeting.  All directors are elected annually and serve one-year terms until his or her successor has been duly elected and qualified or until such director’s earlier resignation, retirement or both.  The Board has re-nominated the remaining eight current directors and, effective as of the annual meeting, has reduced the number of directors of the Company to eight in accordance with the Company’s bylaws.  The following table provides summary information about such director nominees.

Name	Age	Director Since	Independent	Current Committee Memberships	Primary Occupation(s)	Other Public Company Boards
Lewis Booth	68	2013	Yes	•Audit (C) •Nominating •Corporate Governance (C)	•Former Executive Vice-President and CFO of Ford Motor Company	•Rolls-Royce Holdings •Mondelez International
Francois J. Castaing	71	2001	Yes	•Audit •Nominating (C) •Corporate Governance •Technology	•Former Technical Advisor to the Chairman of Chrysler Corporation •Former President of Chrysler International •Former Vice-President of Vehicle Engineering of Chrysler Corporation •Expected to be appointed as Chairman of the Board, if reelected at the annual meeting	—
Daniel R. Coker	64	2007	No	—	•President and Chief Executive Officer of the Company	—
Sophie Desormière	50	2012	Yes	•Compensation •Nominating	•General Manager Marketing and Sales, Senior Executive Vice-President of Solvay	—
Maurice E.P. Gunderson	65	2007	Yes	•Compensation (C) •Nominating •Technology	•Managing Member of Shingebiss, LLC •Founder and Former Managing Director of Nth Power LLC	—
Yvonne Hao	42	2016	Yes	•Compensation •Nominating	•Chief Operating Officer and Chief Financial Officer of PillPack	—
Ronald Hundzinski	58	2016	Yes	•Audit •Nominating •Corporate Governance	•Executive Vice President and Chief Financial Officer of BorgWarner Inc.	—
Byron T. Shaw II	49	2013	Yes	•Nominating •Technology (C)	•President of Byron Shaw LLC •Former Managing Director of the Silicon Valley Office for General Motors	—
________________ (C) Chairperson of the stated committee.

Executive Compensation Highlights

At the 2017 annual meeting, shareholders are being asked to provide advisory (non-binding) approval of the compensation of our named executive officers in 2016, as disclosed in this proxy statement in accordance with SEC rules (commonly known as a “say-on-pay” proposal).  See “Compensation Discussion and Analysis” beginning on page 17 for information regarding our compensation philosophy, objectives and design, our compensation-setting process and our executive compensation program components, as well as the decisions made for 2016 with respect to each of our named executive officers.

Say-on-Pay Proposal

The Company’s say-on-pay proposal presented at the 2016 annual meeting of shareholders, whereby shareholders were asked to provide advisory approval of the Company’s compensation for its named executive officers in 2015, was approved by approximately 93% of the votes cast (not including abstentions and broker non-votes).

Frequency of Say-on-Pay Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the Dodd-Frank Act, requires that we seek an advisory shareholder vote at least every six years indicating whether shareholders prefer a say-on-pay advisory vote be taken every one, two or three years.  At our 2011 annual meeting of shareholders, 91% of the votes cast on the proposal regarding the frequency of our say-on-pay advisory vote were in favor of every year as the frequency.  At the 2017 annual meeting, shareholders are being asked to again indicate how frequently we should seek an advisory vote on the compensation of our named executive officers.

Governance Highlights

The Company is committed to good corporate governance appropriate to the Company and its shareholders.  Highlights include:

•	Annual director elections, with majority voting policy
•	A Lead Independent Director
•	Seven independent directors out of eight director nominees, and fully independent Board committees
•	Stock ownership guidelines applicable to our Chief Executive Officer and directors
•	Hedging and pledging policies
•	Robust governance policies
•	Annual Board and committee performance evaluations
•	Shareholder engagement by management
•	Annual advisory approval of executive compensation

Ratification of Appointment of Independent Registered Public Accounting Firm for 2017

At the 2017 annual meeting, shareholders are being asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The following table sets forth the fees the Company was billed for audit and other services provided by Grant Thornton in 2016 and 2015.  All of such services were approved in conformity with the pre-approval policies and procedures described under “Audit Committee Matters—Pre-Approval Policies and Procedures” on page 38.  The Audit Committee of the Board, based on its reviews and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence.

	2016 ($)	2015 ($)
Audit Fees	1,936,000	1,607,000
Audit-Related Fees	24,000	77,000
Tax Fees	43,000	5,000
All Other Fees	3,000	20,000
Total Fees	2,006,000	1,709,000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2017

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”) is soliciting your proxy, as a holder of our common stock, for use at the 2017 annual meeting of shareholders and any adjournment or postponement of such meeting (the “annual meeting”). The annual meeting will be held on Friday, May 19, 2017, at 9:30 a.m., Eastern Time, at our offices located at 21680 Haggerty Road, Northville, Michigan.

The notice of annual meeting, proxy statement and form of proxy was first mailed to shareholders of record of our common stock on or about April 18, 2017.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

•	The election of eight directors named in this proxy statement, each to serve for a one-year term or until his or her successor has been duly elected and qualified.
•	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2017.
•	The approval (on an advisory basis) of the compensation of our named executive officers.
•	The approval (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years.
•

The approval of an amendment to the Gentherm Incorporated 2013 Equity Incentive Plan (1) increasing by 2,000,000 the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan and (2) increasing the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan from 1.58 shares to 1.85 shares.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of the appointment of Grant Thornton, FOR the approval of the compensation of our named executive officers, EVERY YEAR as the frequency of an advisory vote on the compensation of our named executive officers and FOR the approval of an amendment to the Gentherm Incorporated 2013 Equity Incentive Plan to increase the number of shares available for award under the plan and increase the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting and you are a shareholder of record of our common stock, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of Grant Thornton will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 3, 2017, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. As of April 3, 2017, we had 36,723,099 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record.    If your common shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners.    Many of our shareholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the annual meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record.    If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

You may vote by completing, signing and returning the enclosed proxy card or voting instruction card. If you are a shareholder of record and the postage-paid envelope is missing, please mail your completed proxy card to Gentherm Incorporated, c/o Corporate Secretary, 21680 Haggerty Road, Northville, MI 48167.  You may have the option to vote your shares via the internet or telephone.

Can I change my vote?

Shareholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our corporate secretary either a notice revoking the proxy or a properly signed proxy.  In each case, such notice or proxy must bear a later date than your prior proxy.  If sent by mail, it must be received by our corporate secretary no later than 5:00 p.m., Eastern Time, on May 18, 2017. Your attendance at the annual meeting in person will not cause your prior proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, P.O. Box 30170, College Station, TX 77842-3170; Telephone: (800) 962-4284.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters or if the Board gives no recommendation, then in the discretion of the proxy holders.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2017 annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

What vote is required to approve each item of business?

How Do Votes Impact Approval of Proposal?
Proposal	Required Approval	For	Withhold/Against	Abstention	Broker Non-Votes
No. 1 – Election of Directors	Plurality of votes cast*	For the proposal	Against the proposal	—	Not a vote cast
No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2017	Majority of votes cast	For the proposal	Against the proposal	Against the proposal	—
No. 3 – Advisory Vote on Named Executive Officer Compensation	Majority of votes cast	For the proposal	Against the proposal	Against the proposal	Not a vote cast
No. 4 – Advisory Vote on Whether an Advisory Vote on Named Executive Officer Compensation Should Occur Once Every One, Two or Three Years	The option that receives the highest number of votes cast will be considered the advisory vote by the shareholders	—	—	Not a vote cast	Not a vote cast

No. 5 – Approval of Amendment to the Gentherm Incorporated 2013 Equity Incentive Plan (1) Increasing by 2,000,000 the Maximum Number of Shares of Common Stock that May Be Issued Pursuant to Awards Granted Under the Plan and (2) Increasing the Ratio Used to Count Full Value Awards Issued Under the Plan Against the Maximum Number of Shares Issuable Under the Plan from 1.58 Shares to 1.85 Shares

	Majority of votes cast	For the proposal	Against the proposal	Against the proposal	Not a vote cast

_____________________

*

Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, in the event any director nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Company’s majority voting policy requires such nominee to promptly tender his or her resignation, conditioned on Board acceptance.

If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Although the advisory votes in Proposals No. 2, No. 3 and No. 4 are not binding on the Company, the Board and/or respective committee will take your vote into consideration in determining future activities.

How many shares must be present to hold the annual meeting?

In order for us to conduct the annual meeting, a majority of the outstanding shares entitled to vote at the annual meeting as of April 3, 2017 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions, withheld votes and broker non-votes will be considered present for purposes of determining a quorum.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to such shareholders at the annual meeting for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

The Inspector of Elections appointed at the 2017 annual meeting will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of nine directors.  All directors are elected annually and serve one-year terms.  Each director will serve until a successor is duly elected and qualified or until such director’s earlier resignation, retirement or death.  Mr. Oscar. B. Marx has determined not to stand for re-election at the 2017 annual meeting.  The Board has re-nominated the remaining eight current directors.  As discussed below, the Board has affirmatively determined that seven of the eight director nominees are independent under the applicable rules of the NASDAQ Global Select Market (“Nasdaq”).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, which we do not anticipate, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the director nominees.

Board of Directors

The directors and director nominees of the Company are as follows:

Name	Age	Current Title
Lewis Booth	68	Director
Francois J. Castaing	71	Lead Independent Director*
Daniel R. Coker	64	President, Chief Executive Officer and Director
Sophie Desormière	50	Director
Maurice E.P. Gunderson	65	Director
Yvonne Hao	42	Director
Ronald Hundzinski	58	Director
Byron T. Shaw II	49	Director

*  At the time Mr. Marx announced his decision to retire from the Board of Directors as of the 2017 annual meeting and not stand for re-election, the other members of the Board of Directors publicly announced their unanimous decision to appoint Mr. Castaing as the new Chairman of the Board of Directors, effective as of Mr. Marx’s retirement, subject to Mr. Castaing’s re-election to the Board.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board.  The Committee and the Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director’s duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the Nominating Committee’s conclusion that each director and nominee should continue to serve on the Board.

•

Senior Leadership Experience.    Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.

•

Business Development and Mergers and Acquisitions Experience.    Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of “fit” with the Company’s culture and strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial and Accounting Expertise.    Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.

•

Industry Expertise.    We design, develop and manufacture innovative thermal management technologies.  The automotive industry is our primary market, although we are focused on expanding the depth and breadth of our core technologies and the portfolio of products derived from those technologies, both within and outside the automotive market.  As a result, experience in the automotive industry, as well as other industries in which we hope to expand, is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, and the market segments in which we operate.

•

Global Expertise.    We have significant and growing global operations, as we operate in locations aligned with our major customers’ product strategies in order to provide locally enhanced design, integration and production capabilities and to identify future thermal technology product opportunities in both automotive and other markets.  Further, our customers and vendors currently span North America, Europe and Asia, and further global penetration in those markets is a key element of our business strategy.  Directors with global expertise can provide a useful business and cultural perspective regarding aspects of our business.

•

Research and Development and Commercialization of Technologies Experience.  The development and commercialization of new or improved technologies, which can take many years and be very expensive, is critical to the execution of our business strategy. Directors with experience in companies who have prioritized research and development and commercializing products related thereto can provide useful oversight of such matters.

Director Background and Qualifications

Lewis Booth has served as a director of the Company since 2013. Mr. Booth served as Executive Vice-President and Chief Financial Officer (CFO) of Ford Motor Company from 2008 until his retirement in 2012. Prior to his appointment to CFO, Mr. Booth held the positions of Chairman and CEO of Ford of Europe as well as President of Ford’s Asia Pacific and Africa Operations. He has served on the Board of Directors of publicly-traded Rolls-Royce Holdings since 2011, where he is Chairman of the Audit Committee, and publicly-traded Mondelez International since 2012, where he is a member of the Finance Committee and a member of the Human Resources and Compensation Committee. Mr. Booth, a qualified chartered management accountant, received his Bachelor’s engineering degree from Liverpool University.

As Executive Vice-President and CFO of Ford Motor Company, Mr. Booth was responsible for all of the company’s financial operations, including the Controller’s office, treasury and investor relations. Mr. Booth’s 34-year decorated career at Ford illustrates his financial expertise and knowledge of manufacturing, operations and the investment community. His strategic expertise in the worldwide automotive industry is critical to us as we continue to expand globally.  Based on the foregoing, the Board has determined that Mr. Booth is an “audit committee financial expert” in accordance with SEC rules.

Francois J. Castaing has served as a director of the Company since 2001. Mr. Castaing retired in 2000 as technical advisor to the Chairman of Chrysler Corporation. Prior to his retirement, Mr. Castaing spent 13 years with Chrysler Corporation, where he held various positions, including Vice-President of Vehicle Engineering from 1988 to 1996 and President of Chrysler International from 1996 to 1997. Mr. Castaing was Vice-President of Engineering and Group Vice-President Product and Quality of American Motors, from 1980 until Chrysler acquired that company in 1987. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. From 2004 to 2015, he served as a director of publicly-traded TRW Automotive Holdings Corp., where he was a member of the Audit Committee and the Chairman of the Compensation Committee. Mr. Castaing also serves on the board of FIRST in Michigan: For Inspiration and Recognition of Science and Technology, a not-for-profit foundation.

Mr. Castaing’s distinguished career in the automotive industry has given him extensive experience in our most important customer market. During his tenure at some of the world’s largest automobile manufacturers, Mr. Castaing developed leadership, strategic planning and organizational skills that greatly benefit the Company. In addition, his technical background contributes to his deep understanding of our operations and enables him to assist in problem solving.  He also has significant knowledge of the Company based on his 16 years of service on the Board.

Daniel R. Coker has served as our President and Chief Executive Officer since 2003, and as a director since 2007.  Mr. Coker joined Gentherm in 1996 as Vice-President of Sales and Marketing. Prior to such time, from 1986 to 1995, Mr. Coker served as Vice-

President and General Manager of North American Operations for Arvin, Inc.  Mr. Coker received his Bachelor’s degree from Tennessee Technological University.

Mr. Coker has extensive knowledge of the day to day operations of our business. His product development background allows him to fully understand and manage our business. In addition, Mr. Coker’s experience as our highest ranked officer, coupled with the managerial positions he previously held with other automotive-related companies, gives Mr. Coker industry insight and leadership and executive management skills key to our performance.

Sophie Desormière has served as a director of the Company since 2012. Ms. Desormiére has served as General Manager Marketing and Sales, Senior Executive Vice-President at Solvay, a Belgium-based company and a developer of specialty chemicals, since November 2010.  Previously, Ms. Desormière spent 17 years in increasingly responsible positions at Valeo, an independent industrial group focused on the design, production and sale of components, integrated systems and modules for the automotive industry, including Research & Development Product Line Director, Branch Marketing Innovation Director, Group Product Marketing Director and Comfort Enhancement Domain Director.  Ms. Desormière is a graduate of the Ecole Nationale Supérieure de Chimie de Paris, the Institut de Formation du Caoutchouc and the Program for Management Development at Harvard Business School.

Ms. Desormière has broad experience in product planning, product development and market analysis. Her background in these areas assists the Company in its development of long-term product strategies. In addition, the skills Ms. Desormière has developed while working at global companies with significant European operations enables her to provide key insight with respect to the Company’s integration of its worldwide operations.

Maurice E.P. Gunderson has served as a director of the Company since 2007. Mr. Gunderson has served as Managing Member of the consulting firm Shingebiss, LLC since 1999. Previously, Mr. Gunderson spent 15 years as the co-founder and Managing Director of Nth Power, a venture capital firm specializing in investments emerging from the global restructuring of the energy industry, and four years at CMEA Capital, a San Francisco based venture capital firm. Mr. Gunderson previously served as managing director of Runway Capital Management and currently serves as an advisor to Auto Tech Ventures and as a director of Onboard Dynamics, Inc., Mt. Diablo Pilots Association and Herd It Through the Grapevine Herding Dog Rescue, all privately-held companies. Mr. Gunderson received a Bachelor of Arts degree and Master of Science degree in mechanical engineering from Oregon State University and a Master’s in Business Administration from Stanford University.

Mr. Gunderson’s background as a venture capitalist enables him to provide key insight with respect to the Company’s investments in new technologies, industries and products. Mr. Gunderson also has strong leadership and governance skills, as a result of his board service for several energy and materials-related companies. His engineering background gives him a deep understanding of our business and operations.

Yvonne Hao has served as a director of the Company since 2016.  She is currently the COO and CFO of PillPack, an on-line pharmaceutical delivery service.  From 2008 to 2016, Ms. Hao held various positions at Bain Capital, including as an Operating Partner starting in 2013 and, prior to that, as interim executive officer for various portfolio companies. At Bain, Ms. Hao was responsible for portfolio company performance, working closely with management of various Bain investment companies. She held the position of interim CEO or COO at several of these companies, including Gymboree and D&M Holdings. Prior to 2008, Ms. Hao worked at Honeywell in various positions starting in 2003 and at McKinsey & Company starting in 1997. Ms. Hao served as a director of publicly-traded Bombardier Recreational Products from 2011 until 2016. She has also served as a director of privately-held companies, including Gymboree and Consolidated Container Company; she currently remains a director of the latter.  Ms. Hao holds a B.A. from Williams College and a Masters of Philosophy in Development Economics from Cambridge University.

Ms. Hao’s current role as COO and CFO at PillPack, as well has her roles as interim CEO and COO at other companies, provides her with expertise in executive management, strategic planning, operations and brand marketing. The Company has recently entered the medical market, through the acquisition of a medical device manufacturer in April 2016, and Ms. Hao’s experience at PillPack offers a healthcare industry perspective on the Board.  She also brings a unique institutional investor perspective resulting from her previous positions at Bain Capital, a global private equity and venture capital investment firm. Finally, Ms. Hao has international business experience as a result of managing a business expansion in Asia, where the Company has a significant presence with customers and manufacturing plants.

Ronald Hundzinski has served as a director of the Company since 2016.  Since 2012, Mr. Hundzinski has served as the Executive Vice President and Chief Financial Officer of BorgWarner, Inc. (NYSE:BWA). From 2005 to 2012, Mr. Hundzinski served in BorgWarner’s finance department in positions of increasing responsibility, including as Controller from 2010 to 2011 and Treasurer from 2011 to 2012. Mr. Hundzinski holds a B.B.A. in finance from Western Michigan University and an M.B.A. from the University of Colorado.

Mr. Hundzinski’s experience as the Chief Financial Officer of a large, global automotive supplier brings important practical experience to our Board of Directors. He understands the key operational, strategic and financial issues of the Company as an executive of a public company in the automotive industry, and he can provide unique, real-time advice on critical industry matters. Mr. Hundzinski also has significant finance and accounting expertise and the Board has determined this qualifies him as an “audit committee financial expert” under SEC rules. His expertise and knowledge in our largest industry segment brings invaluable insight to our Board of Directors.

Byron T. Shaw II has served as a director of the Company since 2013. Dr. Shaw has been the President of Byron Shaw LLC, a consulting firm providing diligence, strategy and execution advisory services focusing on automotive technology and related services, since 2012. From 2006 to 2012, Dr. Shaw worked at General Motors in various positions, most recently as Managing Director of the Silicon Valley Office for General Motors and General Motors Ventures LLC. From 1998 to 2003, he worked at BMW in various positions, including Principal Technology Engineer and Manager of Advanced Technology. Dr. Shaw currently serves on the Board of Directors or Advisory Board of several privately-held companies, including Smalltech LLC, Project Renovo, Qualia Networks, Auto Tech Ventures, Up Shift Cars and Rotary Wing Engine. Dr. Shaw received Bachelor of Science degrees and a Master of Science in Mechanical Engineering from the Massachusetts Institute of Technology and a Ph.D. in mechanical engineering/controls from University of California, Berkeley.

Dr. Shaw’s extensive experience in the automotive industry and in advanced technologies enables him to provide key insight with respect to improvements in our existing products.  His technical expertise has also been critical to the Company’s development of new products for other markets.

Director Independence

The Board believes that there should be at least a majority of independent directors on the Board. The Board recently undertook its annual review of director independence in accordance with the applicable rules of Nasdaq. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Consistent with these considerations, the Board has affirmatively determined that Mr. Booth, Mr. Castaing, Ms. Desormière, Mr. Gunderson, Ms. Hao, Mr. Hundzinski and Dr. Shaw are independent directors under the applicable rules of Nasdaq.  Mr. Coker is employed by us and therefore is not an independent director.  Mr. Marx is not deemed to be an independent director as a result of his prior role as Interim CEO of the Company.

Each member of the Audit Committee, the Compensation Committee, the Nominating Committee, the Corporate Governance Committee and the Technology Committee is independent under Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit Committee and Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and Nasdaq.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Company’s current Board leadership is as follows:

•	Mr. Marx, Chairman of the Board, presides at all Board and shareholder meetings;
•

Mr. Coker, the Company’s President and Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and the implementation of those policies and strategies approved by the Board; and

•

Mr. Castaing, Lead Independent Director, acts as chairman of all meetings of the independent directors (including executive sessions) and has the authority to call additional meetings of the independent directors at any time.

The Board believes that, by separating the positions of Chairman of the Board and Chief Executive Officer, the Board can provide better oversight of risks, including credit, liquidity and operational risks, faced by the Company.  The Board has designated a Lead Independent Director to act as a liaison both between the Chairman of the Board and the Chief Executive Officer, on the one hand, and the independent directors, on the other hand.

Board Oversight of Risk Management

The Board oversees the Company’s risk management primarily through the following:

•	the Board’s review and approval of an annual business plan, including strategy and liquidity;
•	the Board’s review of a summary of one or more material risks and opportunities at each regular meeting of the Board;
•	at least quarterly review by the Board of business developments, business plan implementation, liquidity and financial results;
•	the Board’s oversight of succession planning;
•	the Board’s oversight of capital spending and financings, as well as mergers, acquisitions and divestitures;
•

the Corporate Governance Committee’s oversight of the Company’s governance policies (including the Corporate Governance Guidelines), Board structure, and the self-assessment process of the Board and its committees;

•

the Audit Committee’s oversight of significant financial risk exposures (including credit, liquidity, legal, regulatory and other contingencies), accounting and financial reporting, disclosure controls and internal control over financial reporting, the internal audit function, the legal, regulatory and ethical compliance functions, and consultations with our independent registered public accounting firm;

•

the Compensation Committee’s review of executive officer compensation and its relationship to our business plans, and of compensation plans generally and the related incentives, risks and risk mitigants; and

•	Board and committee executive sessions, and meetings of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present. These executive sessions generally occur around regularly scheduled meetings of the Board. The independent directors also hold additional meetings periodically as deemed necessary or appropriate.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve. The Board met six times in 2016, and each director serving in 2016 (as of and from the date he or she joined the Board and applicable committees) attended more than 75% of the aggregate of all meetings of the Board and the committees of which he or she was a member in 2016.

The Board has adopted a policy strongly encouraging directors to attend the Company’s annual meeting of shareholders in person or, if necessary, by telephone or similar communication equipment.  All current directors attended the 2016 annual meeting of shareholders.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board and is available on our website, www.gentherm.com, under the “About Us” tab.  The table below sets forth the current membership for the five Board committees and the number of meetings held for each in 2016.

Director	Audit	Compensation	Nominating	Corporate Governance	Technology
Lewis Booth	Chair		X	Chair
Francois J. Castaing	X		Chair	X	X
Sophie Desormière		X	X
Maurice E.P. Gunderson		Chair	X		X
Yvonne Hao		X	X
Ronald Hundzinski	X		X	X
Byron T. Shaw II			X		Chair
Meetings	8	7	2	2	4

Audit Committee

The Audit Committee’s responsibilities include:

•

providing general oversight of accounting, auditing and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of internal control over financial reporting, disclosure controls and the internal audit function;

•	reviewing our reports filed with or furnished to the SEC that include financial statements or results;
•	monitoring compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control over financial reporting;
•	reviewing any reports made to the Company’s ethics hotline; and
•	the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently Grant Thornton.

The responsibilities and activities of the Committee are described in greater detail in “Audit Committee Report” and “Audit Committee Matters,” as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that two Committee members, Mr. Booth and Mr. Hundzinski, qualify as “audit committee financial experts” in accordance with SEC rules. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those which are generally imposed on each of them as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Committee or the Board.

Compensation Committee

The Compensation Committee’s responsibilities include:

•

evaluating the performance of the Chief Executive Officer and other executive officers, including with respect to established goals and objectives, and making recommendations to the Board concerning all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation;

•	administering the incentive and equity plans of the Company, including recommending or approving equity grants;
•	reviewing the Company’s compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;
•	recommending or approving the non-employee director compensation program; and
•	reviewing compensation disclosures in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Board has determined that the current members of the Compensation Committee qualify as “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. In connection with any such engagement, the Committee reviews the independence of such outside advisor, based on the factors specified by Nasdaq as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate.  The responsibilities and activities of the Committee are described further in “Compensation Discussion and Analysis,” as well as in its charter.

Role of Management.  As was also the case in prior years, in 2016 the Compensation Committee received significant input from management with respect to the Company’s executive compensation program.  See “Compensation Discussion and Analysis” for further information.

Role of Compensation Consultant. The Compensation Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. In connection with any such engagement, the Committee reviews the independence of such outside advisor, based on the factors specified by Nasdaq as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of such outside advisor.

During 2016, the Compensation Committee engaged a compensation consultant, Mercer, to provide general market and peer group information for all executive officers.  However, this information was not requested and received until the last quarter of 2016 and was not used with respect to 2016 compensation, but will be used as part of the Committee’s review of 2017 compensation.  See “Compensation Discussion and Analysis” for further information.  During 2016, Mercer was also retained by the Compensation Committee for the purpose of reviewing the compensation of non-employee directors.  See “—Director Compensation – 2016 Compensation Program” for further information.  The Committee’s determination to engage Mercer and approve the terms of such engagement has been made independently from the Company’s management.  When engaged, the Committee works with management to determine Mercer’s responsibilities and direct its work product, although the Committee is responsible for the formal approval of the work plan. Mercer was paid $50,123 for compensation consulting to the Committee in 2016.  The Mercer consultants who performed the compensation consulting at the direction of the Compensation Committee are referred to as the “Compensation Consultants”.

During 2016, based on the determination of management, the Company retained Mercer to provide other services unrelated to executive and non-employee director compensation, which generally consisted of consultation on global employee titles and levels (aggregate fees of $136,800), preparation of standard materials for employees regarding long term incentive equity grants (aggregate fees of $6,000) and market evaluation and proposed compensation plans for a direct sales force at our subsidiary, Cincinnati Sub-Zero Products, LLC (aggregate fees of $20,000). While neither the Compensation Committee nor the Board approved such other services, the Committee believes that the advice it has received from Mercer has been objective and not influenced by Mercer’s other relationships with the Company because of the policies and procedures Mercer and the Committee have in place. These policies and procedures include:

•	the Compensation Consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer;
•	the Compensation Consultants are not responsible for selling other Mercer services to the Company;
•	Mercer’s professional standards prohibit the Compensation Consultants from considering any other relationships Mercer may have with the Company in rendering their advice and recommendations;
•	the Committee has the sole authority to retain and terminate the Compensation Consultants;
•	the Compensation Consultants were given direct access to the Committee; and
•	the Committee evaluated the quality and objectivity of the services provided by the Compensation Consultants.

Except as set forth above, the Committee noted there were no potential conflicts of interest raised by the work of its Compensation Consultants.

Nominating Committee

The Nominating Committee’s responsibilities include:

•	evaluating the current directors, as well as any candidates nominated or recommended by shareholders, and nominating directors for election; and
•	developing a pool of potential director candidates in the event of a vacancy on the Board.

The responsibilities and activities of the Committee are described in greater detail in its charter.

The Nominating Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of shareholders. See “Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board” and “Proposal No. 1—Election of Directors—Director Background and Qualifications.” The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.

Generally, the Nominating Committee will re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee’s criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management.

The Nominating Committee will consider recommendations from shareholders of director candidates that are sent on a timely basis and otherwise in accordance with our Bylaws and other applicable law and regulations. The Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other potential nominees. We did not receive any recommendations for director nominations from shareholders for the 2017 annual meeting.  See “–Shareholder Communication with the Board” and “Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2018 Annual Meeting” for additional information.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities include:

•

exercising general oversight over corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines;

•	reviewing and recommending appropriate changes to the Company’s charter documents and key governance policies on a periodic basis; and
•	reviewing certain governance disclosures and proposals in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

Technology Committee

The Technology Committee evaluates and advises management with respect to the development and use of technology by the Company for use in its current and potential future products, including the long-term strategic goals of the Company’s research and development initiatives.  The Technology Committee also advises management on its policies and procedures surrounding cyber security.  The responsibilities and activities of the Committee are described in greater detail in its charter.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. To that end, the Board and management periodically review and update, as appropriate, our corporate governance policies and practices, and, when required, make changes to such policies and practices as mandated by the Sarbanes-Oxley Act, the Dodd-Frank Act, other SEC rules and regulations and the Nasdaq listing standards.

A copy of the Board’s committee charters, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines are available on our website, www.gentherm.com, under the “AboutUs” tab and will be sent to any shareholder, without charge, upon written request to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which guidelines provide a structure within which our directors and management can effectively pursue the Company’s objectives for the benefit of our shareholders. The Corporate Governance Guidelines address, among other things, Board and committee structure, composition and procedures, director responsibilities, compensation and continuing education, as well as shareholder communications with the Board.

Majority Voting Policy.  The Corporate Governance Guidelines includes a policy to be followed if any nominee for director receives a greater number of votes “withheld” from his or her election than votes “for” such election.  In such event, the applicable director must promptly tender his or her resignation, conditioned on Board acceptance, following certification of the shareholder vote; provided, however, that this does not apply when the number of individuals nominated for election exceeds the number of directors to be elected, including as a result of a proxy contest. The Nominating Committee will consider the resignation offer and, within 60 days following certification of the shareholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose in reasonable detail its decision and rationale regarding the acceptance or rejection of the resignation, as applicable, in a widely disseminated press release, in a filing with the SEC or by other widely disseminated public announcement.  If a director’s resignation is accepted by the Board, the Board may either fill the resulting vacancy or decrease the size of the Board pursuant to our Bylaws.

Annual Performance Evaluations.  The Corporate Governance Committee oversees the annual performance evaluation process.  The Board and its committees conduct self-evaluations at least annually to determine whether the Board and its committees are functioning effectively.  The Board also reviews the Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its committees.

Code of Conduct

The Board has adopted a Code of Business Conduct and Ethics (“Code of Conduct”), which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted on our website, www.gentherm.com, under the “About Us” tab within four business days of any such amendment or waiver.

Committee Charters

See “—Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the five standing committees.

Succession Planning

The succession planning process for executive officers is designed to assist the Board in understanding our readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. On at least an annual basis, the Board meets with the Chief Executive Officer and in executive session without management to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. Key executives have ongoing exposure to the Board to assist in the Board's oversight. Further, the Chief Executive Officer, other executive officers and Human Resources periodically provide the Board with an assessment of key executives for potential succession and discuss potential sources of external candidates.

Shareholder Engagement

The Company and/or Board engages periodically with the Company's shareholders to discuss performance, strategy, governance practices and compensation programs. Each year, the Company interacts with its shareholders through various engagement activities.

Director Compensation

Non-employee directors of the Board receive both cash and equity compensation. Such compensation is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2016 Compensation Program

There was no change in the compensation of non-employee directors for 2016.  Each non-employee board member receives, annually, $100,000 of equity-based compensation in the form of restricted shares of common stock.  Each non-employee board member also receives, annually, a cash retainer for Board service and Committee service as set forth in the table below.  During 2016, the compensation consulting firm, Mercer, was retained by the Compensation Committee for the purpose of reviewing the compensation of non-employee directors.  After reviewing the results of such review, the Compensation Committee concluded not to make any changes to the amount or form of director compensation.

The following table sets forth the compensation program for non-employee directors in 2016.

($)
Annual cash retainer for Board service:
Chairman of the Board	90,000
Lead Independent Director	55,000
Other non-employee directors	50,000
Annual cash retainers for Committee service:
Nominating Committee-chair	5,000
Nominating Committee-members	1,000
Audit, Compensation and Technology Committees-chairs	10,000
Audit, Compensation and Technology Committees-members	5,000
Annual equity retainer (fair market value)	100,000

No additional cash compensation is paid to members of the Corporate Governance Committee.  Consistent with historical practice, the annual cash retainers were paid in advance immediately following the 2016 annual meeting of shareholders.   Consistent with the terms of the Company’s 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), on the date of such meeting, each non-employee director received a restricted stock award having a fair market value of $100,000, or 2,723 shares.

The restricted stock vests in full on the first anniversary of the grant date.  The restricted stock will be forfeited in the event of termination of service as a non-employee director of the Company prior to the first anniversary of the grant date, subject to acceleration of vesting upon retirement (as defined under the 2013 Equity Incentive Plan), and subject to the Compensation Committee’s right to accelerate the vesting of all or a portion of the restricted stock at any time. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

The Company does not provide any perquisites to directors, but does reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings.

2016 Compensation Table

The table below sets forth the compensation of each non-employee director in 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock ($)(2)	Total ($)
Lewis Booth	61,000	100,000	161,000
Francois J. Castaing	70,000	100,000	170,000
Sophie Desormière	56,000	100,000	156,000
Maurice E.P. Gunderson	66,000	100,000	166,000
Yvonne Hao	56,000	100,000	156,000
Ronald Hundzinski	56,000	100,000	156,000
Oscar B. Marx, III	90,000	100,000	190,000
Byron T. Shaw II	61,000	100,000	161,000
Total	516,000	800,000	1,316,000

────────────────────

(1)	Reflects cash retainers for Board and committee service.
(2)

Reflects restricted stock awards granted under the 2013 Equity Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of our common stock on the grant date multiplied by the number of shares subject to the award. The closing trading price of a share of our common stock on May 26, 2016 was $36.72 and the number of shares subject to each award on this table is 2,723.  The Company does not pay fractional shares.

At December 31, 2016, each non-employee director had 2,723 unvested restricted stock awards and only Mr. Gunderson had unexercised stock option awards (granted to him from service as a director of the Company in prior years).  At December 31, 2016, Mr. Gunderson had 20,000 unexercised stock option awards.

Director Stock Ownership Requirements

The Board has adopted stock ownership requirements for the directors of the Company to further the alignment of shareholders and directors.  Directors are required to own common stock having a value of at least $200,000, computed as of each regularly scheduled Board meeting, based on the average closing price of our common stock as of the last day of the then-most recently completed 12 full calendar months. For purposes of such calculation, the following shares are included: shares held by directors individually, shares held by their spouses or other family members residing in their same households, shares held in trust for their economic benefit or the economic benefit of their spouses or family members residing in their same households, and shares held in a retirement plan or deferred compensation plan for their benefit. The value of “in-the-money” vested stock options is also included, but the value of unvested stock options and unvested restricted stock is not.

For directors who were first appointed or elected less than four years ago, the minimum ownership level must be achieved by the date which is four years after such individual was first appointed or elected.  The Compensation Committee is responsible for reviewing any non-compliance with the stock ownership requirements and recommending to the Board any actions necessary to remedy such non-compliance.  As of the date hereof, all directors subject to the above minimum ownership levels hold common stock having a value in excess of $200,000.

Our Chief Executive Officer is subject to the same stock ownership requirements as our non-employee directors, regardless as to whether our Chief Executive Officer is also a director.  See “Compensation Discussion and Analysis – Other Equity-Related Policies – Executive Stock Ownership Requirements” for further information.

Shareholder Communication with the Board

Shareholders wishing to send communications directly to the Board or to a specific director are asked to send such communications to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167.  Shareholders sending such communications should clearly mark them as intended for delivery to the Board or to a specific director.  Our corporate secretary has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (A) whether such communication is indeed from a shareholder and (B) whether such communication relates to the Company.  Our corporate secretary will promptly forward copies of all such communications that pass such limited screening to each director, in the case of communications to the entire Board, or to the particular director addressee. Delivery by our corporate secretary will be completed by mail, facsimile or e-mail, as our corporate secretary determines appropriate.

If a shareholder’s communication to the Board involves or concerns our corporate secretary, or if a shareholder has another appropriate reason for communicating to the Board through a means other than through our corporate secretary, such shareholder is asked to send such communication to the attention of either the Company’s President or the Chairman of the Board, in either case at the address above.  Any such communication should clearly state that it is a shareholder communication and should clearly state the reason it was not delivered to our corporate secretary for further delivery to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains our compensation philosophy, objectives and design, our compensation-setting process and our executive compensation program components, as well as the decisions made for 2016 with respect to each of our named executive officers.  This section also provides certain other information as additional context for the “Named Executive Officer Compensation Tables” that follow.

Our named executive officers for 2016 were Daniel R. Coker, President and Chief Executive Officer; Barry G. Steele, Vice-President of Finance, Chief Financial Officer and Treasurer; Frithjof R. Oldorff, President of the Automotive Business Unit; Darren Schumacher, President of the Gentherm Technologies Business Unit; and Kenneth J. Phillips, Vice-President, General Counsel and Secretary (collectively, the “named executive officers” or the “NEOs”).  Messrs. Coker, Steele, Schumacher and Phillips are referred to as our “U.S. NEOs.”  In August 2015, Mr. Oldorff relocated from Germany to the United States and became employed by the Company.  Prior to his move, Mr. Oldorff was employed by the Company’s German subsidiary, Gentherm GmbH.  The Company and its German Subsidiary are operated as essentially one company, so the compensation arrangement of Mr. Oldorff while employed by Gentherm GmbH was substantially similar to those of the U.S. NEOs, except as noted below.  Key differences between such arrangements are explained in greater detail throughout this section of the proxy statement, as well as in the “Named Executive Officer Compensation Tables” that follow:

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Employment Agreements.  From January 1, 2015 to July 31, 2015, Mr. Oldorff was party to a written service agreement (“German Service Agreement”) with W.E.T. Automotive Systems AG (our “German Subsidiary”), and effective August 1, 2015 he is party to an Executive Relocation and Employment Agreement (“U.S. Employment Agreement”) with the Company, each of which set forth the material terms of his compensation for the respective periods.  See “Named Executive Officer Compensation Tables– Potential Payments Upon Termination or Change in Control – Employment Agreement” for a description of such arrangements. The U.S. NEOs do not have employment agreements.

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Equity Compensation.  Consistent with prior years, in 2016, the U.S. NEOs received equity compensation in the form of restricted stock and stock options.  In recent years, Mr. Oldorff received equity compensation in the form of cash-settled stock appreciation rights (or “SARs”). As a result of Mr. Oldorff’s move to the United States in 2015, during 2015 and 2016 he received equity compensation in the same form as the U.S. NEOs, restricted stock and stock options.  See “– 2016 Compensation Determinations – Equity Awards” for further information.

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Other Benefits and Perquisites.  During his employment with Gentherm GmbH, Mr. Oldorff was not eligible to participate in the Company’s 401(k) plan, but his German Service Agreement provided for optional participation in a defined benefit pension plan, payment of statutorily required pension and health insurances, as well as payment of life insurance premiums for the period covered.  The U.S. NEOs and, upon his move to the United States, Mr. Oldorff, were eligible to participate in the Company’s 401(k) plan on the same basis as the Company’s other U.S. employees.  See “– 2016 Compensation Determinations – Other Benefits and Perquisites” for a description of the other benefits and perquisites of the named executive officers for 2016.

Executive Compensation and Governance Practices

What We Do		What We Prohibit
•	100% independent committee members (page 10)	•	Hedging and use of derivatives (page 23)
•	No special grants or timing based on the release of material, non-public information (page 23)	•	Guaranteed bonuses or equity grants
•	Maintain equity plan without an evergreen provision	•	Extensive perquisites (page 22)
•	Maintain alignment with shareholders, as equity awards represent a significant portion of NEO compensation (page 22)	•	Repricing/replacement of underwater stock options and SARs
•	Compensation Committee oversight to confirm no undue risk in compensation programs (page 20)	•	Golden parachute change-in-control payments (other than vesting and exercisability of equity awards in accordance with the terms of our equity compensation plans) (page 32)
•	Discourage pledging and require consent (page 23)
•	Annual say-on-pay shareholder vote (page 18)

Say-On-Pay Vote at 2016 Annual Meeting of Shareholders

The Company’s say-on-pay proposal was approved by approximately 93% of the votes cast at the 2016 annual meeting. Given the high level of shareholder support, the Committee did not revise the Company’s compensation policies and decisions relating to the named executive officers directly as a result of such vote.  The Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

Compensation Philosophy, Program Objectives, and Key Features

The compensation program for named executive officers is designed to attract, motivate and retain qualified executives and to provide them incentives to achieve or exceed the Company’s annual operational and financial goals and increase long-term shareholder value.  Under this program, our named executive officers are rewarded for their service to the Company, the achievement of performance goals and the realization of increased shareholder value. We believe our NEO compensation program is structured appropriately to support our business objectives, as well as our culture. The Committee regularly reviews the Company’s NEO compensation program to ensure the fulfillment of our compensation philosophy and goals.

The following table sets forth the primary purpose and key features of each component of our NEO compensation program in 2016.

Component	Primary Purpose(s)	Key Features
Base Salary	• Retains and attracts employees in a competitive market • Preserves an employee’s commitment during downturns in our industry and/or equity markets generally

•    Initial base salaries of U.S. NEOs negotiated in connection with hiring

•    Initial base salary of Mr. Oldorff set forth in Employment Agreements

•    Based on experience, responsibilities, anticipated individual growth, internal equity pay and other subjective factors

•    Subject to annual review and increase

Bonus	• Motivates and rewards achievement of individual performance and Company financial and operational goals • Retains and attracts employees for short term

•    Bonus plan provides for a cash bonus up to a predetermined amount, as a percentage of base salary; bonus potential tied to base salary adjustments

•    Initial percentages of base salary for bonus purposes are negotiated in connection with hiring; these percentages are subject to periodic review based on experience, responsibilities, anticipated individual growth, internal equity pay and other subjective factors

•    Earned bonus is based on the Compensation Committee’s subjective evaluation of individual performance and conditioned on the satisfaction of applicable threshold Company financial metrics

•    Bonuses are computated and paid bi-annually based on half-year results

Equity Awards	• Provide incentives to increase long-term shareholder value • Retain and attract employees for long term due to vesting requirements

•    Consist of restricted stock and stock options

•    Based on the executive’s position, current salary, and competitiveness in the market

•    Exercise/ base price of option awards fixed at fair market value of our common stock on the grant date

•    Generally vest pro rata over 3-4 years from the grant date

Defined Benefit Plans	• Maintains stability and competency at the executive level

•    U.S. Defined Benefit Plan (as defined below, for Mr. Coker only) vested over a six-year period, beginning April 1, 2011; now fully vested, the plan provides for 15 annual benefit payments to Mr. Coker

•    German Defined Benefit Plan (as defined below) is funded, in significant part, by participants’ contributions; current and former members of Gentherm GmbH management are eligible to participate

Other Benefits and Perquisites	• Retain and attract employees in a competitive market	• Vacation pay • Eligibility for participation in 401(k) plan • Use of company-owned vehicles • Club memberships, in the case of Mr. Coker

Process for Making Compensation Determinations

Advisors Utilized in Determination of Executive Compensation

Management.    In determining the compensation of executive officers, the Compensation Committee receives significant input from Ms. Erin Ascher, the Company’s Vice-President of Talent Development and Chief Human Resources Officer, and Mr. Coker, who has more than 13 years’ experience in his executive officer role with the Company.  Ms. Ascher and Mr. Coker have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, Ms. Ascher and Mr. Coker make a compensation recommendation, which is reviewed by the Chairman of the Board and presented to the Committee.  Mr. Coker does not provide input with respect to his own compensation.  Management also provides the Committee with information regarding the individual’s experience, current performance, potential for advancement and other subjective factors. The Committee retains the discretion to modify the recommendations of Mr. Coker and reviews such recommendations for their reasonableness based on individual and Company performance as well as market information.  It is not uncommon for the Committee to modify the initial executive compensation recommendations made by management following due inquiry.

The Compensation Committee works with management to set the agenda for Committee meetings, and Mr. Coker is invited regularly to attend such meetings. The Committee also meets regularly in executive session to discuss compensation issues generally outside the presence of management, as well as to review the performance and determine the compensation of Mr. Coker.

Third-Party Consultants.  During 2016, the Compensation Committee engaged a compensation consultant, Mercer, to provide general market and peer group information for all executive officers.  However, this information was not requested and received until the last quarter of 2016 and was not used with respect to 2016 compensation, but will be used as part of the Committee’s review of 2017 compensation.

Comparability

In evaluating management’s recommendations regarding the compensation of executive officers, the Compensation Committee considers the compensation offered by other similarly-situated companies, based on its review of information from various publications, its extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, its engagement of compensation consultants in prior years (a compensation consultant was engaged by the Compensation Committee as recently as 2015 to do a market survey), and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances.  The companies which the Committee considers to be comparable for purposes of the above analysis (based on revenue, market capitalization and industry), and for which the Committee has been provided data, include the following (ticker symbols in parentheses): CTS Corporation (CTS), Dorman Products, Inc. (DORM), Drew Industries Incorporated (DW), Fabrinet (FN), Gentex Corp. (GNTX), Kimball Electronics, Inc. (KE), Littlefuse, Inc. (LFUS), Methode Electronics, Inc. (MEI), Modine Manufacturing Company (MOD), Shiloh Industries, Inc. (SHLO), Standard Motor Products, Inc. (SMP), Stoneridge, Inc. (SRI) and Superior Industries International, Inc. (SUP).

2016 Compensation Determinations

Base Salary

In 2016, each named executive officer received an annual base salary paid in cash.  The initial base salaries of the U.S. NEOs were negotiated in connection with their hiring, and the initial base salary of Mr. Oldorff was set forth in his Employment Agreements.

The Compensation Committee reviews the base salaries of the named executive officers on an annual basis and generally grants salary increases following such reviews.  Historically, base salary increases have been between 3-6% and represented a combination of a cost of living / inflation adjustment and a merit raise.  However, larger base salary increases are considered where market information indicates that an adjustment is appropriate.

Consistent with prior years, in determining base salaries for 2016, the Compensation Committee considered an individual’s performance, position, experience and current salary, as well as the Company’s financial resources, the salaries of other executive officers and employees of the Company, and the base salaries paid by similarly-situated companies to individuals having similar job responsibilities as further discussed under “–Process for Making Compensation Determinations – Comparability.”  In determining Mr. Coker’s base salary for 2016, the Committee also considered his demonstration of leadership and ability to manage the Company’s growing business.

For 2016, the Compensation Committee concluded that a market adjustment in base salaries for several of the NEOs was appropriate based on a review of the factors described above.  The Compensation Committee concluded to increase the base salaries for several executive officers in 2016 to reflect individual performance, additional duties and market levels.

Bonus

2016 Bonus Plan.  The 2016 Bonus Plan was substantially similar to the 2015 Bonus Plan. Under the 2016 Bonus Plan, the NEOs and other eligible employees earned cash bonuses up to pre-determined amounts (as percentages of their respective base salaries), based on the Compensation Committee’s evaluation of individual performance against individual performance goals approved by the Committee, together with management, in advance of the applicable performance period.  The goals are aligned with overall Company objectives and were broad-ranging, depended on the individual’s position, and included items such as eliminating or reducing specific expenses, completing engineering objectives, developing new business, streamlining operations, completing other specific projects and other similar types of goals. The performance goals were intended to be subjective, or have overriding subjective elements to them.  The Committee had full discretion to determine whether the performance goals had been met, except that bonus payouts are conditioned on the satisfaction of minimum threshold Company financial metrics (the “Minimum Metrics”).  Regardless of the Committee’s subjective evaluation of individual performance, if the Minimum Metrics are not met no bonuses are payable under the 2016 Bonus Plan.  For 2016, the Committee used the Company’s earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss, unrealized revaluation of derivatives (“Adjusted EBITDA”) as the sole Minimum Metric and set such metric at $144 million (Adjusted EBITDA was $152 million for 2015, $134 million for 2014 and $81.5 million for 2013).  The Committee considers Adjusted EBITDA as an appropriate supplemental measure of the Company’s overall operational performance.

The 2016 Bonus Plan also provides that if certain Company financial metrics are exceeded for the full calendar year (the “Stretch Metrics”), then the total amount of discretionary bonus earned by each participant for the year will be increased ratably by an amount determined by the Compensation Committee, up to 20% (the “Formula Performance Adjustment”).  For 2016, the Committee used Adjusted EBITDA as the sole Stretch Metric and set such metric at $209 million. Actual Adjusted EBITDA for 2016 was $146 million.

For each reporting period in 2016, the Committee determined that each named executive officer achieved most or all of his performance goals and, in some cases, surpassed expectations.  For the calendar year 2016, the Committee did not approve a Formula Performance Adjustment for the named executive officers or any other employees because actual Adjusted EBITDA did not exceed the Stretch Metrics.

The 2016 Bonus Plan was divided into two distinct performance periods, the first half of the year (January 1st through June 30th), and the second half of the year (July 1st through December 31st); however, the Company must be on track (based on estimated projections for the full year) to meet the full year Minimum Metrics for the first half bonus to be paid, and the Formula Performance Adjustment is only computed after the end of the full calendar year and any related adjustment paid with the bonus for the second half of the year.  The achievement or failure to achieve the applicable individual criteria for the first performance period did not impact the achievement or failure to achieve the applicable individual criteria for the second performance period.  If earned, bonuses are paid approximately two months of the end of the applicable performance period.

Unless an exception is granted by the Compensation Committee, a participant must be employed on the bonus payment date to be eligible to receive a bonus under the 2016 Bonus Plan.

For 2016, the Compensation Committee did not have a formal written policy regarding adjustment of bonus payments if the relevant performance measures or underlying facts upon which they are based are restated or otherwise adjusted in a manner that would materially increase or reduce the size of the incentive payment.  Effective January 1, 2017, the Compensation Committee adopted the Gentherm Compensation Clawback Policy.  See “–Other Equity-Related Policies – Clawback Policy” for further information.

Beginning in 2017, bonuses to NEOs and other eligible employees will be governed by the Gentherm Incorporated Performance Bonus Plan (the “New Bonus Plan”).  The New Bonus Plan differs from the 2016 Bonus Plan in the following material ways: (1) the financial performance of the Company is not only used for determining the Minimum Metric and the Stretch Metric, but will be used to modify every bonus payment by either increasing or decreasing such payment based on the Company’s actual financial results as a percentage of the Company financial performance targets and (2) every participant’s overall performance during the period will be ranked on a scale from “unacceptable” to “breakthrough performer” and the bonus payment will be adjusted according to a stated formula.  Otherwise, the New Bonus Plan is substantially similar to the 2016 Bonus Plan.  A copy of the New Bonus Plan was filed as Exhibit 10.2 to the Form 8-K filed by the Company on December 16, 2016.

Equity Awards

Equity awards in the form of restricted stock and stock options represented a significant portion of NEO compensation in 2016, as the Compensation Committee continues to regard increasing long-term shareholder value as senior management’s primary objective.  In February 2016, the Committee granted equity awards to the named executive officers pursuant to the 2013 Equity Incentive Plan.  Consistent with prior years, the size of the awards depended on the executive’s position and current salary, as well as management’s recommendations, competitiveness in the market, and other subjective factors deemed relevant by the Committee. The Committee fixed the exercise price of stock options at the fair market value of the underlying shares on the grant date, such that grantees only benefit to the extent the price of our common stock increases between the grant date and the exercise date.

All of the NEOs received restricted stock and stock options in 2016.  The Compensation Committee believes restricted stock aligns interests with shareholders in a manner similar to stock options, as described above, but also has underlying value on the grant date that might otherwise be paid in cash as an additional bonus.

In 2016, the restricted stock awards granted vest in three equal annual installments and the stock option awards granted vest in four equal annual installments, in each case commencing on the first anniversary of the date of grant.  See “Named Executive Officer Compensation Tables – Grants of Plan-Based Awards in 2016” for further information.

The Compensation Committee also considers using equity awards to reward unique achievements by the NEOs.  On April 2, 2016 a small amount of restricted stock was awarded to several NEOs in connection with the acquisition of Cincinnati Sub-Zero Products, LLC in special recognition of the efforts of the recipients in connection with such acquisition.  This one-time award of restricted stock vested in full on April 1, 2017.

Defined Benefit Plans

U.S. NEOs

During 2008, in recognition of the Company’s need for stability and competence at the executive level, the Compensation Committee recommended, and the independent directors at such time subsequently approved, The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated effective April 1, 2008 (the “U.S. Defined Benefit Plan”).  Mr. Coker has been the only participant in the U.S. Defined Benefit Plan.

The U.S. Defined Benefit Plan, more fully described in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016, had a six-year vesting period that began on April 1, 2011.  Now fully vested, the U.S. Defined Benefit Plan provides for 15 annual benefit payments to Mr. Coker, each in the amount of $300,000, beginning January 1, 2018.  The Committee has reviewed the benefits offered to presidents and chief executive officers of similarly situated companies, and continues to believe that the U.S. Defined Benefit Plan is fair and reasonable.

The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Mr. Marx, Chairman of the Board.  The COLI is held by a trust established for payment of benefits under the U.S. Defined Benefit Plan.

Mr. Oldorff

Our German Subsidiary maintains a defined benefit plan for former and current members of its management team (the “German Defined Benefit Plan”).  The German Defined Benefit Plan is expected to be funded exclusively by participants’ pre-tax contributions and the earnings on those contributions.  However, the amount of future benefits to which a participant is entitled, while based on the amount of such participant’s contributions to the plan, is subject to minimum future guaranteed returns on those contributions.  As a result, the German Subsidiary records a liability for the amount that projected future benefit payments exceed projected future defined benefit plan assets.  For the year ended December 31, 2016, Mr. Oldorff was eligible to participate in the German Defined Benefit Plan; however, he did not make any voluntary contributions to the German Defined Benefit Plan in 2016.

The German Defined Benefit Plan is further described in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

Other Benefits and Perquisites

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401(k) Plan.  The Company maintains a 401(k) plan to provide all eligible U.S. employees with a means to accumulate retirement savings on a tax-advantaged basis.  The U.S. NEOs and, following his move to the United States, Mr. Oldorff, are eligible to participate in the 401(k) plan on the same basis as the other participants.  For 2016, on a discretionary basis, the Company matched 100% of each employee’s contributions up to a contribution equal to 4% of the employee’s compensation, with such employee contributions subject to IRS limitations.  The Company may, but is not required to, make additional discretionary contributions.  The Company has not made any discretionary contribution to the 401(k) plan since its inception.

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Vacation Pay.  Upon specified events, U.S. employees, including the U.S. NEOs, receive lump-sum payments for accumulated vacation time in excess of specified amounts.  Mr. Oldorff receives vacation pay in accordance with the terms of his Employment Agreement.

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Other Perquisites. The Company provides each NEO with the use of a company-owned automobile.  The Company believes it is important that our named executive officers thoroughly understand our products and present themselves to others as users of our products.  The automotive segment represents our largest product segment.  The Company also provides club memberships to Mr. Coker, which facilitates entertainment of current and potential customers and suppliers and other business associates, and are also used for meeting locations.  We allocate the costs of these perquisites between business and personal use and report the personal-use portion as compensation to the applicable named executive officers.

Severance and Change in Control Benefits

U.S. NEOs.  Other than the U.S. Defined Benefit Plan and the 401(k) plan described above, the Company does not provide or maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans for U.S. employees, including the U.S. NEOs.  However, certain of the Company’s equity compensation plans contemplate acceleration of vesting upon, and exercisability of awards following, a termination of employment.  See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for further information.

Mr. Oldorff.  Other than the German Defined Benefit Plan and the German Defined Contribution Plan described above, Mr. Oldorff was not eligible to receive or participate in any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans.  See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for information regarding the potential payments and benefits payable to Mr. Oldorff following a termination of employment under the terms of his Employment Agreement and certain of the Company’s equity compensation plans.

Other Equity-Related Policies

Executive Stock Ownership Requirements

Our Chief Executive Officer is subject to the same stock ownership requirements as our non-employee directors.  Our Chief Executive Officer must own common stock having a value of at least $200,000.  See “Board Matters – Director Compensation – Director Stock Ownership Requirements” for further information.  The other named executive officers are not subject to stock ownership requirements. Our Chief Executive Officer was in compliance with the stock ownership requirements at all times during 2016.

Timing and Pricing of Equity Grants

The Compensation Committee does not coordinate the timing of equity grants with the release of material non-public information. The Committee usually considers equity awards for executive officers on an annual basis at regularly scheduled meetings of the Committee, which are generally scheduled a year or more in advance, and for new hires as applicable.

In accordance with the 2013 Equity Incentive Plan, the exercise or base price of stock option or SAR awards is at least 100% of the fair market value of our common stock on the date of grant (which date is not earlier than the date the Compensation Committee approves such award).  The Committee is authorized to modify, extend or renew outstanding stock options or SARs or accept the cancellation or surrender of such awards.  However, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Committee may not take actions that would constitute a repricing of stock options or SARs without satisfying the applicable shareholder approval requirements of Nasdaq.  In particular, the 2013 Equity Incentive Plan prohibits direct repricings (lowering the exercise price of a stock option or the base price of a SAR) and indirect repricings (cancelling an outstanding stock option or SAR and granting a replacement or substitute stock option or SAR with a lower exercise or base price, or otherwise exchanging such awards for cash, stock options, SARs or other awards).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Board has adopted a Statement of Policy for Securities Trading by Company Personnel which prohibits the hedging of Company securities and significantly limits any pledging of Company securities.  In particular, the policy prohibits employees, officers and directors from making trades while in possession of material, non-public information.  Specified restricted persons, including our officers and directors, are also prohibited from trading on a short-term basis of less than six months, short sales and derivative trading generally.  In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by our Chief Financial

Officer.  At a minimum, such person must demonstrate the financial capacity to repay the applicable loan without resort to the margin or pledged securities.  No Company securities beneficially owned by a director or executive officer were pledged or subject to a margin account at any time during 2016.

Clawback Policy

The Compensation Committee adopted the Gentherm Incorporated Compensation Clawback Policy (the “Clawback Policy”), effective January 1, 2017.  Under the Clawback Policy, in the event the Company is required to make an accounting restatement to correct an error that is material to its previously issued financial statements under applicable securities laws, and the Compensation Committee has determined that any bonus, retention award, or incentive compensation has, based on the erroneous financial statements, been paid to any executive officer who knowingly or through gross negligence engaged in the activity that caused such restatement to be necessary, or who knowingly or through gross negligence failed to prevent such activity, the Committee shall have the discretion to take such action as it deems necessary to recover the compensation so paid, remedy the misconduct, and prevent its recurrence.  The Clawback Policy gives the Compensation Committee authority to seek reimbursement of bonuses, retention awards, or incentive compensation paid to an affected executive officer, cancellation of any equity awards granted to such officer, and reimbursement of any gains realized by such officer on the exercise of rights attributable to such awards. The amount recoverable in each case is limited to the extent to which such bonus, retention award, or amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement.  The recovery period under the Clawback Policy is three full years preceding and including the date the Board concludes, or reasonably should have concluded based on evidence available to it, that the Company’s financial statements contained a material error.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code provides that annual compensation in excess of $1 million paid to a company’s chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation).  The Committee intends to continue to review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. However, to maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee reserves the right to compensate Company executes in amounts deemed appropriate, regardless of whether such compensation is deductible for federal income tax purposes.  Section 162(m) of the Code is expected to prevent the Company from deducting a portion of the compensation paid to Mr. Coker, the Company’s President and Chief Executive Officer, in 2016.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested, as well as be subject to additional taxes, penalties and interest, unless certain requirements are complied with. The Company believes that its compensation arrangements satisfy, or are exempt from, the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company’s tax deduction for “excess parachute payments.” For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e. the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments.

The Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments.  The Company does not pay tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) in this proxy statement with management, including Messrs. Coker and Steele. Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the proxy statement for the 2017 annual meeting.

The Compensation Committee

Maurice Gunderson, Chairman

Sophie Desormière

Yvonne Hao

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 2016 to the 2016 Annual Meeting held on May 26, 2016, the Compensation Committee consisted of Mr. Gunderson, Ms. Desormière and Carlos Mazzorin.  Mr. Mazzorin declined to stand for re-election at the 2016 Annual Meeting.  From the 2016 Annual Meeting until the end of 2016, the Compensation Committee consisted of Messrs. Gunderson and Mses. Desormière and Hao.  All members of the Compensation Committee during 2016 were independent directors and none of them is or has been an employee or officer of ours. During 2016, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or the Board.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2016

The table below summarizes the total compensation paid or earned by the named executive officers in 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel R. Coker	2016	750,000	637,500	731,520	750,330	386,584	94,646	3,350,580
President and Chief Executive	2015	700,000	682,500	750,420	737,660	378,457	96,105	3,345,142
Officer	2014	565,000	1,017,060	471,060	552,800	335,550	61,145	3,002,615

Barry G. Steele	2016	360,500	165,125	488,560	321,570	—	17,248	1,353,003
Vice-President of Finance, Chief	2015	350,000	240,000	416,900	316,140	—	19,349	1,342,389
Financial Officer and Treasurer	2014	274,000	214,560	314,040	276,400	—	24,428	1,103,428

Frithjof R. Oldorff(6)	2016	437,750	196,626	406,400	321,570	—	99,136	1,461,482
President of Automotive Business	2015	404,575	299,838	491,600	316,140	—	185,162	1,697,315
Unit	2014	465,114	345,879	—	276,400	—	52,128	1,139,521

Darren Schumacher	2016	364,440	162,220	447,480	321,570	—	19,958	1,315,668
President of Gentherm Technologies	2015	319,300	220,000	416,900	316,140	—	22,164	1,294,504
Business Unit	2014	310,000	265,080	314,040	276,400	—	17,329	1,182,849

Kenneth J. Phillips	2016	381,100	170,275	488,560	321,570	—	24,476	1,386,251
Vice‑President, General Counsel and	2015	370,000	240,000	416,900	316,140	—	20,913	1,363,953
Secretary	2014	295,000	221,880	314,040	276,400	—	20,906	1,128,226

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(1)

Amounts reported for each year reflect bonuses earned in that year, even if paid in a subsequent year.  For example, the bonus for the first six months of 2016 was paid in August 2016 and the bonus for the remainder of 2016 was paid in March 2017.  Both payments are reported, collectively, as the bonus earned by the NEO in 2016.

(2)

Amounts reported reflect the aggregate grant-date fair value of stock awards.  All awards in this column for 2016 relate to restricted stock awards granted to the NEOs in 2016 under the 2013 Equity Incentive Plan, in each case calculated as the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award.

(3)

Amounts reported reflect the aggregate grant-date fair value of option awards.  Awards in this column for 2016 relate to stock options granted to the NEOs in 2016 under the 2013 Equity Incentive Plan.  Valuation assumptions used in determining the grant-date fair value of stock options are included in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(4)

Amounts reported for 2016 for Mr. Coker represent the increase in the actuarial present value of Mr. Coker’s accumulated benefit under the U.S. Defined Benefit Plan from December 31, 2015 to December 31, 2016, computed in accordance with FASB ASC Topic 715, which requires that the Company record a projected benefit obligation representing the present value of future plan benefits when earned by the participant. As of December 31, 2016, the recorded projected benefit obligation for Mr. Coker was $3,419,385. Valuation assumptions used in determining the projected benefit obligation under the U.S. Defined Benefit Plan are included in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(5)

Amounts reported for 2016 include the following: 401(k) match paid for the benefit of the NEOs ($10,600 each); personal use of automobile for each of the named executive officers totaling $16,671 for Mr. Coker; $17,049 for Mr. Oldorff; and $14,146 for Mr. Phillips); excess accrued vacation payments to Mr. Coker of $56,293; and a housing allowance for Mr. Oldorff of $69,600.

(6)

Certain cash payments reported for Mr. Oldorff (which excludes option awards, which are denominated in U.S. Dollars) were paid in Euros and converted into U.S. Dollars based on the exchange rate at the time of each applicable payment.

Narrative Discussion of Summary Compensation Table

Mr. Oldorff.  From January 1, 2015 to July 31, 2015, Mr. Oldorff was party to a Service Agreement with our German Subsidiary.  From August 1, 2015 to the date hereof, Mr. Oldorff is party to the Employment Agreement with the Company.  His 2016 compensation was governed by the terms of the Employment Agreement.

Grants of Plan-Based Awards in 2016

The following table provides information about equity awards granted to the named executive officers in 2016.  The Company did not grant any non-equity or equity incentive awards in 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Daniel R. Coker	02/24/2016	18,000	—	—	731,520
	02/24/2016	—	70,000	40.64	750,330
Barry G. Steele	02/24/2016	10,000	—	—	406,400
	02/24/2016	—	30,000	40.64	321,570
	04/02/2016	2,000	—	—	82,160
Frithjof R. Oldorff	02/24/2016	10,000		—	406,400
	02/24/2016	—	30,000	40.64	321,570
Darren Schumacher	02/24/2016	10,000	—	—	406,400
	02/24/2016	—	30,000	40.64	321,570
	04/02/2016	1,000	—	—	41,080
Kenneth J. Phillips	02/24/2016	10,000	—	—	406,400
	02/24/2016	—	30,000	40.64	321,570
	04/02/2016	2,000	—	—	82,160

────────────────────

(1)	Relate to restricted stock granted to the NEOs under the 2013 Equity Incentive Plan.
(2)	Relate to stock options granted to the NEOs under the 2013 Equity Incentive Plan.
(3)

The restricted stock granted on February 24, 2016 had a grant-date fair value of $40.64 per share, which was the closing price of our common stock as quoted on Nasdaq on the date of grant.  The restricted stock granted on April 2, 2016 had a grant-date fair value of $41.08 per share, which was the closing price of our common stock as quoted on Nasdaq on the last business day prior to the date of grant.  The stock options had a grant-date fair value of $10.72 per share.  See Notes 2 and 3 to the “Summary Compensation Table for 2016.”

Narrative Discussion of Grants of Plan-Based Awards in 2016

Restricted Stock.  The restricted stock granted on February 24, 2016 vests in three equal installments on the first through third anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date. The restricted stock granted on April 2, 2016 was awarded in connection with the acquisition of Cincinnati Sub-Zero Products, LLC in special recognition of the efforts of the recipients in connection with such acquisition and vested in full on April 1, 2017.

Stock Options.  The stock options vest in four equal installments on the first through fourth anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date.

Outstanding Equity Awards at December 31, 2016

The following table presents information on the unexercised option awards and unvested stock awards held by the named executive officers as of December 31, 2016.

						Stock Awards
		Option Awards				Number of Shares or Units of Stock	Market Value of Shares or Units of
		Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	That Have Not Vested	Stock That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	(#)(3)	($)(4)
Daniel R. Coker	07/02/2013(1)	20,000	20,000	19.10	07/02/2020	—	—
	02/19/2014(1)	20,000	40,000	26.17	02/19/2021	—	—
	02/18/2015(1)	17,500	52,500	41.69	02/18/2022	—	—
	02/24/2016(1)	—	70,000	40.64	02/24/2023	—	—
	Various	—	—	—	—	36,000	1,218,600
Barry G. Steele	07/02/2013(1)	10,000	10,000	19.10	07/02/2020	—	—
	02/19/2014(1)	10,000	20,000	26.17	02/19/2021	—	—
	02/18/2015(1)	75,000	22,500	41.69	02/18/2022	—	—
	02/24/2016(1)	—	30,000	40.64	02/24/2023
	Various	—	—	—	—	22,666	767,244
Frithjof R. Oldorff	07/02/2013(2)	20,000	20,000	19.10	07/02/2020	—	—
	02/19/2014(2)	10,000	20,000	26.17	02/19/2021	—	—
	02/18/2015(1)	7,500	22,500	41.69	02/18/2022	—	—
	02/24/2016(1)	—	30,000	40.64	02/24/2023
	Various	—	—	—	—	16,666	564,144
Darren Schumacher	11/20/2013(1)	15,000	15,000	23.71	11/20/2020	—	—
	02/19/2014(1)	—	20,000	26.17	02/19/2021	—	—
	02/18/2015(1)	7,500	22,500	41.69	02/18/2022	—	—
	02/24/2016(1)	—	30,000	40.64	02/24/2023
	Various	—	—	—	—	21,666	733,394
Kenneth J. Phillips	08/23/2012(1)	12,500	—	11.63	08/23/2019	—	—
	07/02/2013(1)	10,000	10,000	19.10	07/02/2020
	02/19/2014(1)	10,000	20,000	26.17	02/19/2021	—	—
	02/18/2015(1)	7,500	22,500	41.69	02/18/2022	—	—
	02/24/2016(1)	—	30,000	40.64	02/24/2023
	Various	—	—	—	—	22,666	767,244

────────────────────

(1)

Outstanding stock options held by the NEOs vest in four equal installments on the first through fourth anniversaries of the date of grant, provided such person’s employment is continuing on each such vesting date.

(2)

Outstanding cash-settled SARs held by Mr. Oldorff vest in four equal installments on the first through fourth anniversaries of the date of grant, provided his employment is continuing on each such vesting date.

(3)

Outstanding restricted stock held by the NEOs as of December 31, 2016 vests, or has vested, as follows, provided that future vesting requires such person to be continuously employed through and including each such vesting date:

	February 19,	April 1,	February 18,		February 24,
Name	2017	2017	2017	2018	2017	2018	2019
Daniel R. Coker…………………	6,000	—	6,000	6,000	6,000	6,000	6,000
Barry G. Steele…………………	4,000	2,000	3,333	3,333	3,334	3,333	3,333
Frithjof Oldorff…………………	—	—	3,333	3,333	3,334	3,333	3,333
Darren Schumacher……………	4,000	1,000	3,333	3,333	3,334	3,333	3,333
Kenneth J. Phillips………………	4,000	2,000	3,333	3,333	3,334	3,333	3,333

(4)	Based on the closing price of our common stock as quoted on Nasdaq on December 31, 2016, which was $33.85.

Option Exercises and Stock Vested in 2016

The following table provides information on the value realized by the named executive officers on the exercise of option awards and the vesting of stock awards in 2016.  The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Daniel R. Coker	—	—	22,000	848,280
Barry G. Steele	—	—	13,334	514,155
Frithjof Oldorff	—	—	3,334	141,295
Darren Schumacher	10,000	115,597	3,667	305,895
Kenneth J. Phillips	—	—	13,334	514,155

────────────────────

(1)

Based on the number of stock options or cash-settled SARs exercised multiplied by the difference between (A) the purchase price received upon sale of the underlying shares, in the case of options, or the closing price of our common stock as quoted on Nasdaq on the date of exercise, in the case of cash-settled SARs, and (B) the exercise or base price.

(2)

Based on the number of shares of restricted stock vested multiplied by the closing price of our common stock as quoted on Nasdaq on the date of vesting (except in certain cases where all or a part of such vested stock was sold on the date of vesting, in which case the actual price received upon sale is used).

Pension Benefits in 2016

The following table provides information related to the U.S. Defined Benefit Plan and the German Defined Benefit Plan in 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Daniel R. Coker	The Executive Nonqualified Defined Benefit Plan of Gentherm Incorporated	6	3,419,385	—
Frithjof R. Oldorff	The Gentherm GmbH Deferred Compensation Pension Plan	N/A	1,167,454	—

────────────────────

(1)

Represents the present value of future benefits under the U.S. Defined Benefit Plan for Mr. Coker and the German Defined Benefit Plan for Mr. Oldorff through December 31, 2016. Valuation assumptions used in determining the projected benefit obligation under the U.S. Defined Benefit Plan and the German Defined Benefit Plan are included in Note 12 to the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.  Amounts reported for Mr. Oldorff is owed in Euros but converted to U.S. Dollars based on the exchange rate at December 31, 2016.

Potential Payments Upon Termination or Change in Control

Equity Awards

Certain of the Company’s equity compensation plans contemplate acceleration of vesting upon, and exercisability of awards following, specified events.

Equity Compensation Plans.  Outstanding awards of restricted stock, stock options and cash-settled SARs as of December 31, 2016 were granted under the 2013 Equity Incentive Plan, the 2011 Equity Incentive Plan, the 2006 Equity Incentive Plan and the related award agreements.  Under each plan, prior to a termination event, the Compensation Committee retains discretionary authority to accelerate the vesting of these awards for any reason, in whole or in part.  In addition:

•	Upon any termination of service, the unvested portion of any restricted stock, stock option or SAR award will be immediately terminated or forfeited.
•

Upon any termination of service other than for “cause” (as determined by the Committee), the vested portion of any stock option or SAR award will be exercisable for a period of 90 days following such termination and, in the case of SARs, will be deemed exercised on the 90th day following such termination, if not otherwise exercised prior to such date; provided, however, that such awards will not be exercisable, or deemed exercised, after their expiration dates.

•	Upon any termination of service for “cause,” the vested portion of any restricted stock, stock option or SAR award will be immediately terminated or forfeited.

Notwithstanding the foregoing, the Committee retains discretionary authority to accelerate the vesting of restricted stock, stock option and SAR awards, in whole or in part, (A) if a termination is due to a participant’s death, permanent disability or retirement, is by the Company or a subsidiary of the Company without cause, or is by agreement of the parties; or (B) upon or in anticipation of a change in control (as defined in the plan).

Value of Acceleration of Unvested Equity Awards at December 31, 2016.  If the Compensation Committee determined to accelerate, in full, the vesting of the unvested portion of outstanding restricted stock, stock option and cash-settled SAR awards held by the named executive officers as of a December 31, 2016 termination event, the named executive officers would receive the benefits set forth in the table below.

Name	Value of Acceleration of Unvested Restricted Stock Awards ($)	Value of Acceleration of Unvested Stock Option and Cash- Settled SAR Awards ($)	Total Value of Acceleration of Unvested Equity Awards ($)
Daniel R. Coker	1,218,600	602,200	1,820,800
Barry G. Steele	767,244	301,100	1,068,344
Frithjof R. Oldorff	564,144	448,600	1,012,744
Darren Schumacher	733,394	305,700	1,039,094
Kenneth J. Phillips	767,244	301,100	1,068,344

Restricted Stock Awards.  The value of such acceleration is calculated as the closing price of our common stock as quoted on Nasdaq on December 31, 2016, $33.85, multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2016.

Stock Option and Cash-Settled SAR Awards.  The value of such acceleration is calculated as (A) the difference between (i) the closing price of our common stock as quoted on Nasdaq on December 31, 2016, $33.85, and (ii) the exercise or base price of the stock options or cash-settled SARs, (B) multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2016; provided, however, that negative amounts are treated as having zero value.

Employment Agreement

The U.S. NEOs do not have employment agreements.  From January 1, 2015 to July 31, 2015, Mr. Oldorff was party to a Service Agreement with our German Subsidiary.  From August 1, 2015 to the date hereof, Mr. Oldorff is party to the Employment Agreement with the Company, which contemplates payment upon specified termination events.

The Employment Agreement provides for (A) a three-year term, (B) an annual base salary of $425,000, subject to periodic review and increase; (C) eligibility for bonus compensation at the discretion of the Board, with a target bonus of 50% of annual base salary; (D) eligibility for equity compensation at the discretion of the Board, generally on the same terms and conditions as other senior executive officers (although the award size can vary); (E) other ancillary benefits, including benefits under the Company’s welfare benefit programs generally as provided to other senior executive officers and use of a Company-owned car; (F) continuing ancillary benefits applicable to German executives or German expatriates, including minimum contributions to maintain eligibility for the statutorily required pension and health insurances and life insurance programs, and specified airfare for personal travel; (G) housing expenses and relocation expenses, each as approved by the Company’s chief executive officer, and (H) an income tax gross-up, such that Mr. Oldorff will pay the income taxes that he would have paid had he been an employee of the German Subsidiary and residing in Germany and the Company will reimburse Oldorff for the income tax amounts payable in excess thereof.

In the event of any termination of the Employment Agreement, Mr. Oldorff shall be entitled to specified repatriation benefits (including flights to Germany, freight to Germany of household goods and brokerage commissions on the sale of his U.S. home) estimated to be worth approximately $150,000 in the aggregate, in addition to any earned but not paid compensation and any vested benefits at the time of such termination.  In addition, in the event of any termination of the Employment Agreement other than a termination for Cause (as defined therein) or a resignation by Mr. Oldorff, Mr. Oldorff shall be entitled to lump sum severance under the Company’s severance policy in effect at the time of termination of the Employment Period (as defined therein), subject to his execution and delivery of a release agreement in favor of the Company and its officers, directors, affiliates, and representatives.  In addition, see “–Equity Awards” above for a description of the value of acceleration of unvested equity awards held by Mr. Oldorff as of December 31, 2016.

RELATED PERSON TRANSACTIONS

Policies and Procedures

Under SEC rules, a related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of the Company’s last completed fiscal year, and any immediate family member of such person.

The Board has adopted a written policy with respect to proposed related person transactions. In general, all proposed related person transactions must be submitted to the independent directors for approval, and only those related person transactions approved by the independent directors may be consummated. Compensation of related parties who have become employees, such as those identified in the 2016 Related Person Transactions descriptions below, are approved by the Compensation Committee.  The independent directors and the Compensation Committee only approve those transactions and amounts of compensation that are on terms comparable to, or more beneficial to the Company than, those that could be obtained in arm’s length dealings with an unrelated third party and that are otherwise in the best interests of the Company and its shareholders. If an independent director has any interest in a related person transaction presented for approval, such director must abstain from the vote on whether to approve the transaction. The policy further requires that all related person transactions be disclosed to the full Board and in our filings with the SEC, to the extent required by SEC rules.

2016 Related Person Transactions

John Marx, the Company’s Vice-President of Business Planning and Advanced Product Commercialization, is the son of Oscar B. Marx, III, Chairman of the Board.  John Marx received the following compensation for his services during 2016: approximately $337,909 in cash compensation, perquisites valued at approximately $12,414, a restricted stock award for 10,000 shares and a stock option for 30,000 shares with an exercise price of $40.64 per share, which was equal to the fair market value of our common stock on the date of grant.  The Company and John Marx agreed that he would no longer be an employee of the Company starting January 1, 2017, but he would be available for consulting purposes.  As a result of his employment termination, John Marx is eligible to receive severance in accordance with the Company’s severance guidelines.  A total severance benefit of approximately $308,629 will be paid to John Marx in 2017.

Brian Coker, a program manager and employee of the Company, is the son of Daniel R. Coker, the Company’s President and Chief Executive Officer.  Brian Coker received the following compensation for his services during 2016: approximately $108,164 in cash compensation and perquisites valued at approximately $12,894.

The above related person transactions were approved in accordance with the policies and procedures described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 3, 2017 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 3, 2017, there were 36,723,099 shares of our common stock outstanding.  Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned (1)	Right to Acquire (2)	Total	Aggregate Percent of Class
Lewis Booth (Director)	10,333	—	10,333	*
Francois J. Castaing (Director)	13,806	—	13,806	*
Daniel R. Coker (Director, President and CEO)	73,480	112,500	185,980	*
Sophie Desormière (Director)	12,320	—	12,320	*
Maurice E.P. Gunderson (Director)	13,806	20,000	33,806	*
Yvonne Hao (Director)	2,723	—	2,723	*
Ronald Hundzinski (Director)	2,723	—	2,723	*
Oscar B. Marx, III (Chairman of the Board)	127,918	—	127,918	*
Byron T. Shaw II (Director)	8,766	—	8,766	*
Barry G. Steele (Vice-President Finance, CFO, Treasurer)	55,077	52,500	107,577	*
Frithjof R. Oldorff (President Automotive Business Unit)	31,701	22,500	54,201	*
Darren Schumacher (President Gentherm Technologies Business Unit)	32,881	47,500	80,381	*
Kenneth J. Phillips (Vice-President, General Counsel and Secretary)	42,608	65,000	107,608	*
Executive officers and directors as a group (15 persons)	480,148	387,500	867,648	2.3%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	5,102,053	—	5,102,053	13.9%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	4,211,269	—	4,211,269	11.5%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,994,011	—	2,994,011	8.2%
Fuller & Thaler Asset Management, Inc.(6) 411 Borel Ave., Suite 300 San Mateo, CA 94402	1,985,788	—	1,985,788	5.4%
Van Berkom & Associates Inc.(7) 1130 Sherbrooke Street West, Suite 1005 Montreal, Quebec, Canada H3A 2M8	1,930,552	—	1,930,552	5.3%

────────────────────

*	Less than one percent.
(1)

Amounts include the following number of unvested shares of restricted stock as of April 3, 2017: Messrs. Booth, Castaing, Hundzinski, Gunderson, Marx and Shaw and Ms. Desormière and Hao: 2,723 shares each; Mr. Coker, 43,000 shares; Mr. Steele, 26,999 shares; Mr. Oldorff, 24,999 shares; Mr. Schumacher, 25,999 shares; Mr. Phillips, 26,999 shares; and all executive officers and directors as a group, 219,445 shares.

(2)	Amounts reflect the number of shares that such holder could acquire through the exercise of stock options within 60 days of April 3, 2017.
(3)	Based on Schedule 13G/A filed with the SEC on February 7, 2017. T. Rowe Price Associates, Inc. has sole power to vote 752,237 shares and sole power to dispose 5,102,053 shares.
(4)

Based on Schedule 13G/A filed with the SEC on January 12, 2017.  This report includes holdings of various subsidiaries of the holding company. BlackRock, Inc. has sole power to vote 4,076,308 shares and sole power to dispose 4,211,269 shares.

(5)

Based on Schedule 13G/A filed with the SEC on February 13, 2017.  This report includes holdings of various subsidiaries of the holding company.  The Vanguard Group, Inc. has sole power to vote 72,318 shares, shared power to vote 4,726 shares, sole power to dispose 2,918,667 shares and shared power to dispose 75,344 shares.

(6)	Based on Schedule 13G/A filed with the SEC on February 23, 2017. Fuller & Thaler Asset Management, Inc. has sole power to vote 1,947,688 shares and sole power to dispose 1,985,788 shares.
(7)	Based on Schedule 13G filed with the SEC on February 9, 2017.

AUDIT COMMITTEE REPORT

The Board has determined that each member of the Audit Committee is independent under the applicable rules and regulations of Nasdaq and the SEC. The Committee operates under a written charter approved by the Board, which is reviewed annually by the Committee and the Board, and is posted on the Company’s website, www.gentherm.com, under the “About Us” tab.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently Grant Thornton. See “Audit Committee Matters” below for a description of the Committee’s pre-approval policies regarding Grant Thornton’s services. The Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. Grant Thornton is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.

Relating to the Company’s financial statements for 2016, among other matters, the Audit Committee:

•	Reviewed and discussed with management and Grant Thornton the unaudited quarterly financial statements included in Form 10-Qs filed with the SEC.
•	Reviewed and discussed with Grant Thornton the overall scope and plans for its audit for 2016.
•

Reviewed and discussed with management and Grant Thornton the audited consolidated financial statements, and Grant Thornton’s opinion thereon, included in the Form 10-K for 2016 filed with the SEC and the 2016 annual report delivered to shareholders.

•

Reviewed and discussed with management its assessment and report, and reviewed and discussed with Grant Thornton its opinion, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

•	Discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standard No. 1301 (Communications With Audit Committees).
•

Received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Committee concerning independence, and discussed with Grant Thornton its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors’ independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for 2016, which was filed with the SEC on February 23, 2017.

Submitted by the Audit Committee:

    Lewis Booth, Chairman

    Francois Castaing

    Ronald Hundzinski

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm.  In pre-approving such services, the Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm.  The Committee does not delegate this responsibility (or any other Committee function) to Company management, except that Mr. Steele has been delegated permission to commit up to $50,000 between Committee meetings for audit-related services only, which must be reported to the Audit Committee no later than the next scheduled Committee meeting.  If a product or service arises that has not been pre-approved by the Committee, the Committee has delegated to the Chairman of the Committee the authority to consider and pre-approve any such product or service between regular meetings of the Committee. Any interim approvals granted by the Chairman of the Committee are reported to the entire Committee at its next regularly scheduled meeting.

Grant Thornton Fees

The following table sets forth the fees we were billed for audit and other services provided by Grant Thornton in 2016 and 2015. All of the services described below were approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	2016 ($)	2015 ($)
Audit Fees(1)	1,936,000	1,607,000
Audit-Related Fees(2)	24,000	77,000
Tax Fees(3)	43,000	5,000
All Other Fees(4)	3,000	20,000
Total Fees	2,006,000	1,709,000

────────────────────

(1)

Audit fees in 2016 and 2015 consisted of fees related to the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, the review of quarterly financial statements and for services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees in 2016 and 2015 consisted of fees related to the audits of our 401(k) retirement savings plan and our subsidiary’s Canadian pension plan.
(3)	Tax fees in 2016 consisted of fees related to tax returns in Korea and Mexico and tax filings related to our employee benefit plans and in 2015 consisted of fees related to tax returns in Korea.
(4)

All other fees in 2016 consisted of fees related to the calculation of certain financial covenants of our China subsidiary associated with an outstanding debt obligation of that entity and in 2015 consisted of fees related to a similar calculation of such financial covenants as well as a U.S. Department of Energy-mandated audit of our government-sponsored research and development program.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In 2017, the Committee reappointed Grant Thornton to be our independent registered public accounting firm for the year ending December 31, 2017. See “Audit Committee Report” and “Audit Committee Matters” for additional information on Grant Thornton’s services provided to us in 2016.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of Grant Thornton is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of Grant Thornton, the Committee may in its sole discretion terminate the engagement of Grant Thornton and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of Grant Thornton will attend the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL NO . 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Exchange Act.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of shareholders, shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which is this year. Proposal No. 4 on page 41 describes the advisory vote on say-on-pay vote frequency.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of the interests of such persons with our shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our compensation programs also are structured appropriately to support our business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 17, and the “Named Executive Officer Compensation Tables,” beginning on page 26, for additional details about our named executive officer compensation program, including information related to the compensation determinations for 2016.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2017 annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. We value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the 2011 annual meeting, our shareholders were asked how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal No. 3 above.  Under the rules of the Dodd-Frank Act, we are required to ask our shareholders every six years to vote on whether to seek an advisory vote on the compensation of our named executive officers once every one, two or three years.  At the 2011 annual meeting, our shareholders voted overwhelmingly in favor of an advisory vote on compensation every year, which was consistent with the recommendation of our Board of Directors.

After considering the matter, our Board of Directors has reconfirmed its support for an advisory vote on named executive officer compensation every year as the most appropriate alternative for the Company.  An annual advisory vote on named executive officer compensation allows our shareholders to provide us with timely feedback on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.  Additionally, an annual advisory vote on named executive officer compensation is consistent with the annual performance goals used to evaluate and compensate our named executive officers.  We understand that shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

The vote on the frequency of advisory votes on named executive officer compensation is not binding on the Board of Directors or the Company in any way.  Therefore, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on named executive officer compensation more or less frequently than the option approved by our shareholders.  We value the opinions of our shareholders and will carefully consider our shareholders’ preference.

The Board recommends a vote for the approval on an advisory basis of the option of EVERY YEAR as the frequency with which shareholders are asked for an advisory vote on the compensation of named executive officers,

as disclosed pursuant to the rules of the SEC.

PROPOSAL NO. 5— APPROVAL OF AN AMENDMENT TO THE GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN

The shareholders are being asked to approve an amendment (the “Amendment”) to the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan”).  The Amendment, if so approved, would (1) increase by 2,000,000 the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan and (2) increase the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan from 1.58 shares to 1.85 shares.

When originally adopted by our Board and approved by our shareholders, the 2013 Plan provided for a number of common shares available for issuance (the “Share Limit”) equal to the sum of (1) 3,500,000 shares, plus (ii) the number of shares of common stock that, as of the effective date of the 2013 Plan, were subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan and the Gentherm Incorporated 2011 Equity Incentive Plan (the “Previous Plans”) and that, after the effective date of the 2013 Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of stock, in the case of options, or are forfeited or reacquired by the Company in accordance with the terms of the applicable Previous Plan, in the case of unvested restricted stock awards.  As of April 3, 2017, there remained 107,441 shares of our common stock available for awards granted under the 2013 Plan.  There are no shares available for grant under any other Company equity incentive plan.

The 2013 Plan permits the granting of the following types of “Awards”: (1) stock options, including both nonqualified options and incentive options (“Options”), (2) stock appreciation rights (“SARs”), (3) restricted stock and restricted stock units (“RSUs”), (4) performance-based shares (“Performance Shares”), and (5) other awards which are denominated or payable in, valued by reference to, or otherwise based on our common stock, including rights to make an outright purchase of unrestricted or restricted stock (“Other Stock-Based Awards”).  Awards may only be issued to key employees, outside directors, consultants and advisors of the Company and its subsidiaries. Awards of restricted stock, RSUs, Performance Shares and Other Stock-Based Awards are referred to herein as “Full Value Awards.” Unlike Options and SARs, a recipient of a Full Value Award receives, in most cases, the entire value of the underlying shares at the time the Award is granted, vested or settled. Awards of Options and SARs, on the other hand, typically provide the recipient with value only upon an increase in the market price of the underlying shares.  Under the current terms of the 2013 Plan, Full Value Awards shall count against the Share Limit as 1.58 shares of common stock for each share of common stock covered by such Awards and all Options and SARs shall count against the Share Limit as 1.00 share of common stock for each share of common stock covered by such Awards.  The Amendment, if so approved, would increase the ratio used to count Full Value Awards issued under the plan against the Share Limit from 1.58 shares to 1.85 shares of common stock for each share of common stock covered by such Awards.  The ratio used to count all Options and SARs against the Share Limit would remain at 1.00 share of common stock for each share of common stock covered by such Awards.

The Board of Directors believes that it is in the best interest of the Company and its shareholders for the Company to be in a position to offer Awards to key employees, outside directors, consultants and advisors in accordance with the terms of the Plan. Such Awards provide incentive to such key individuals to make significant and extraordinary contributions to our long-term performance and growth. In addition, such awards align the interests of key employees, outside directors, consultants and advisors with the interests of our shareholders and help us attract and retain key individuals with exceptional ability.  The Board of Directors believes that the proposed increase in shares available for new Awards is necessary and appropriate.  The Board of Directors also believes that it is in the best interest of the Company and its shareholders to increase the ratio used to count of Full Value Awards against the Share Limit to more appropriately reflect the differences in anticipated dilution effect between Full Value Awards, on the one hand, and Options and SARs, on the other hand.

The proposed Amendment is set forth on Appendix A to this Proxy Statement.  The full text of the 2013 Plan (not reflecting the proposed Amendment) is set forth on Appendix B to this Proxy Statement. The material features of the Plan are summarized below, but each shareholder should review the Plan itself for a full understanding of its contents.

Administration; Plan Participants

The Plan authorizes a “Committee” (which will be comprised of the Compensation Committee of the Board of Directors, unless the Board of Directors determines otherwise) to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Unless otherwise determined by the Board of Directors, the Compensation Committee’s determinations and interpretations under the Plan will be binding on participants. Under the Plan, the Company has agreed to indemnify the Compensation Committee members for reasonable expenses incurred in connection with the defense of any action, suit or proceeding involving any action or failure to act with respect to the Plan (other than matters where the Compensation Committee member is determined to have acted in bad faith).

Participants are chosen by the Compensation Committee from among those individuals who are or who become key employees (including officers and directors), outside directors, consultants and advisors who, in the judgment of the Compensation Committee, are or will become responsible for the Company’s direction and financial success. The Compensation Committee determines those eligible participants or classes of participants to be granted Awards, the type of Award and the amounts, terms and conditions of the Awards.

Amendment or Termination of the Plan

The Plan may be terminated or amended at any time by the Board of Directors. Unless sooner terminated, the Plan will terminate 10 years after its approval by the shareholders, and no Awards may be awarded under the Plan thereafter. The termination of the Plan will not affect the validity of any Award outstanding on the date of termination.

For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors has the right, with or without approval of the Company’s shareholders, to amend or revise the terms of the Plan at any time; however, no such amendment or revision can (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual participants (other than anti-dilution adjustments), materially change the class of persons eligible to be participants under the Plan or establish additional and different business criteria on which performance share goals are based without approval or ratification of the Company’s shareholders; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

Maximum Awards

Subject to adjustment as described below, the Share Limit (i.e., the number of shares of common stock available for issuance under the 2013 Plan) is currently equal to the sum of (i) 3,500,000 shares, plus (ii) the number of shares of common stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the 2006 Plan or the 2011 Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards. Under the terms of the 2013 Plan, Full Value Awards currently count against the Share Limit as 1.58 shares of common stock for each share of common stock covered by such Awards and all Options and SARs count against the Share Limit as 1.00 share of common stock for each share of common stock covered by such Awards. The aggregate fair market value (determined at the time an incentive option is granted) of shares with respect to which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000. The amount of cash and the value of any property paid to any individual during any calendar year in settlement of a Performance Share cannot exceed $2,000,000.

The Compensation Committee, in its discretion, may adjust the number of shares which may be made the subject of new Awards or are then subject to outstanding Awards, the option price with respect to each outstanding stock option, the grant value with respect to outstanding SARs, the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event. The total number of Awards that may be granted under the Plan cannot presently be determined. In addition, nothing in the Plan prevents the Company from adopting or continuing in effect other or additional compensation arrangements.

Awards

Awards granted under the Plan will be evidenced by a written agreement between the Company and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee may grant a participant one or more of the following Awards and any combination thereof:

Stock Options and SARs

The Compensation Committee in its discretion may grant either incentive options meeting the definition of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) or nonqualified options not meeting such definition, or any combination of incentive and nonqualified options. The option price for incentive options may not be less than 100% (110% for a participant owning 10% or more of our voting stock) of the fair market value of the common stock on the grant date. The option price for nonqualified options may not be less than 100% of the fair market value of the common stock on the grant date. Incentive options may only be granted to an employee of the Company or any of the subsidiaries in which the Company owns directly or indirectly 50% or more of the combined voting power of all classes of its stock.

SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as an alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or shares of common stock or any combination thereof.

Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution. Stock options and SARs will be exercisable, during the lifetime of the participant, only by the participant. However, the Compensation Committee in its discretion may permit the transfer of a nonqualified option or any related or independently granted SAR in limited circumstances.

At the time of exercise, the option price for the exercise of options must be paid in full in cash or, with the consent of the Compensation Committee, in common stock. In the discretion of the Compensation Committee, payment may also be made by (i) the Company retaining from the shares to be delivered upon exercise of the option that number of shares having the fair market value on the date of exercise equal to the option price, or (ii) by delivery of irrevocable instructions to a stock broker to promptly deliver to the Company full payment of the option price of the shares so purchased from the proceeds of the stock broker’s sale of, or loan against, such shares (a “Regulation T Stock Option Exercise”).

Restricted Stock Awards or RSUs

The Compensation Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same Award. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but may, in the discretion of the Compensation Committee, receive dividend equivalents on such units. The Compensation Committee may make performance-based restricted stock or RSU awards that condition release of the restrictions on the attainment of one or more performance goals during the restricted period in addition to or in lieu of conditioning the release of restrictions on the continued employment of the participant. The performance goals applicable to a performance-based restricted stock or RSU award must be based on the same criteria as are applicable to Performance Shares permitted under the Plan as described below. Upon a termination of employment or service other than due to death or disability, any unvested restricted stock or RSUs shall be immediately forfeited; provided, however, the Committee may in its discretion accelerate any applicable time-based vesting conditions upon certain qualifying terminations. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the restrictions applicable to performance-based restricted stock or RSU awards will lapse only after attainment of the performance goals during the restricted period and written certification by the Compensation Committee that the performance goals and any other material term of the award have been attained or satisfied. If the performance goal has not been attained by the end of the restricted period, the performance-based restricted stock or RSUs will be forfeited. At the expiration of the restricted period, (i) with respect to restricted stock, the Company will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, the Company will reissue certificates without the legend, and (ii) with respect to RSUs, the Company will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. In the discretion of the Compensation Committee, the amount paid with respect to an RSU may be paid in cash, common stock, other property or any combination thereof and may be paid in a lump sum or in installments, currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent or a reasonable rate of interest on installment or deferred payment; provided, however, that the amount of cash and the value of any other property paid to a participant during any calendar year in settlement of a performance-based RSU may not exceed $2,000,000.

Automatic Director Restricted Stock

The Plan provides for each non-employee director (referred to herein as an “outside director”) to be automatically granted upon such director’s initial election or appointment an award of a number of shares of restricted common stock equal to (i) $4,167 (which amount was increased by the Committee to $8,333 in 2015 and may be further modified from time to time by the Committee in its Discretion), multiplied by (ii) the number of full months between the date of such election or appointment and the first anniversary of the last completed annual meeting of the Corporation’s stockholders, and divided by (iii) the closing price of the Corporation’s common stock on such date. In addition, on the date of each annual meeting of the Corporation’s stockholders each outside director then in office is automatically granted an award of a number of shares of restricted common stock equal to $50,000 (which amount was increased by the Committee to $100,000 in 2015 and may be modified from time to time by the Committee in its Discretion) divided by the closing price of the Corporation’s common stock on such date. The restricted period with respect to each share of restricted stock granted to outside directors pursuant to the foregoing (“Automatic Director Restricted Stock”) lapses on the date of the annual meeting of stockholders held during the calendar year following the date of grant or, if earlier, on the first anniversary of the date of grant, in each case so long as the applicable director remains a director through such date. Such shares of Automatic Director Restricted Stock are forfeited if the applicable director ceases to be a director prior to the date the restrictions with respect to such restricted stock are to lapse, except that if an outside director’s services as a member of the Board terminates because of (1) total disability, (2) death, (3) retirement on or after age 65 and after at least ten years of service as a member of the Board or (4) any other circumstance that the Committee, in its Discretion, deems to be applicable, then all restrictions with respect to such restricted stock immediately lapses upon the occurrence of such event.

Performance Shares

The Compensation Committee may grant to a participant the right to obtain Performance Shares. Unless otherwise determined by the Compensation Committee, rights to obtain Performance Shares are nontransferable. A participant’s right to obtain Performance Shares will be subject to the attainment of one or more pre-established performance goals over a performance period prescribed by the Compensation Committee. The performance goal will be established in writing no later than the earlier of 90 days after the start of a performance period or expiration of the first 25% of the performance period and while the outcome of the performance goal is substantially uncertain. The Compensation Committee, in its discretion, will establish the specific targets and other details of the performance goal. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the Performance Shares will be issued to a participant only after the expiration of the performance period and the Compensation Committee has certified in writing that the performance goal and any other material terms of the Award have been satisfied. No participant will have the rights of a shareholder with respect to Performance Shares until their actual issuance.

Other Stock Based Awards

The Compensation Committee may grant participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee, in its discretion, to be consistent with the purpose of the Plan, provided that such grants must comply with applicable law. Additionally, the Compensation Committee may permit a participant to make a current, outright purchase of common stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the common stock, with the price payable by the participant in such form and manner and at such time as determined by the Compensation Committee in its discretion.

Federal Income Tax Consequences

The rules governing the tax treatment of Options, SARs, restricted stock awards, RSUs, Performance Shares and Other Stock-Based Awards, including treatment of stock acquired upon the exercise of an Option or SAR, and the receipt or release from restriction of Performance Shares or other shares, are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive options granted pursuant to the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except that the alternative minimum tax may apply), and any gain or loss that is subsequently realized upon disposition may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive options or the transfer of shares upon their exercise.

If shares subject to incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. In general, such amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation, and the Company must comply with certain federal income tax reporting requirements with respect to such amount. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

A participant who acquires shares by exercise of a nonqualified option generally realizes, as taxable ordinary income at the time of exercise, the difference between the exercise price and the fair market value of the shares. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of settlement of the stock appreciation right, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.

A participant who is granted a restricted stock award under the Plan is not required to include the value of such shares in ordinary income until the first time such participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. A participant who is granted RSUs under the Plan is not required to include the value of such RSUs in ordinary income until such time the value of the RSUs is paid to the participant in cash or stock. In the case of either restricted stock or RSUs, the amount of such income will be equal to the fair market value of the shares or RSUs at the time the income is recognized. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.

A participant who is granted a performance share Award will generally not recognize any income upon the grant of the Award. The participant will generally recognize as ordinary income the fair market value of the shares or cash transferred upon receipt of the shares or cash by the participant after the completion of the performance period and the attainment of the performance goal, and the Company will generally be entitled to a deduction equal to the fair market value of the shares or cash transferred to the participant at that time as long as the amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.

A participant who is permitted to make an outright purchase of unrestricted common stock will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of the common stock on the date of purchase. A participant who is permitted to make an outright purchase of restricted common stock, depending on the nature of the restrictions, will recognize ordinary income at the time the restrictions lapse if and to the extent the then value of the common stock exceeds the price paid by the participant, unless the participant makes an election under Section 83(b) of the Code to measure and recognize any income at the time of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of common stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation, and the Company must satisfy certain federal income tax withholding and reporting requirements with respect to such amount.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1,000,000. For this purpose, a covered employee means the Company’s principal executive officer and the Company’s three highest compensated officers (other than the principal executive officer and the principal financial officer). It is possible that compensation attributable to Awards under the Plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs awarded under the Plan that have an exercise price or base amount not less than the fair market value of the common stock on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to Performance Shares, performance-based restricted stock awards and performance-based RSUs has also been structured to qualify for the performance-based compensation exclusion to the $1,000,000 deduction limitation.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

Withholding Payments

If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, the Company must pay amounts for federal income or employment tax withholding, in the Compensation Committee’s discretion, either the Company will appropriately reduce the amount of stock, cash or other property to be paid to the participant or the participant must pay such amount to the Company to enable the Company to pay, or reimburse the Company for paying, such income or employment tax withholding. The Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations (i) by, in whole or in part, electing to reduce the number of shares of common stock delivered or deliverable by the Company in respect of an Award, (ii) by electing to tender common stock back to the Company subsequent to receipt of such shares in respect of an Award, or (iii) in the case of a Regulation T Stock Option Exercise, by irrevocably instructing the stock broker to promptly deliver (in addition to the option price) an amount equal to such withholding tax from the proceeds of the stock broker’s sale of or loan against some or all of the shares. The Company also may withhold the amount of such taxes from any other sums or property due or to become due to the participant. The Company may also defer issuance of shares under the Plan until payment by the participant to the Company of the amount of any such tax. The Compensation Committee may make such other arrangements with respect to income or employment tax withholding as it may determine.

Market Value

The following table sets forth certain information as of December 31, 2016 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,103,470	(1)	$32.72	(2)	835,700	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	2,103,470		$32.72		835,700

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(1)

Consists of the following: (A) outstanding options for 1,804,159 shares of common stock under the 2013 Equity Incentive Plan; (B) outstanding options for 101,750 shares of common stock under the 2011 Equity Incentive Plan; and (C) outstanding options for 197,561 shares of common stock under the 2006 Equity Incentive Plan.

(2)	Excludes restricted stock, which has no exercise price.
(3)

Consists of shares of common stock that may be issued pursuant to stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards and other stock-based awards under the 2013 Equity Incentive Plan; provided, however, that to the extent awards are made in the form of full-value shares, such as restricted stock, the number of shares available for future issuance is reduced by 1.58 multiplied by the number of shares awarded.  No additional shares may be issued pursuant to awards under the 2011 Equity Incentive Plan, the 2006 Equity Incentive Plan, or any other equity incentive plan.

As of December 31, 2016, there were 210,481 shares of unvested, restricted stock awards outstanding.  The number of shares issued during 2016, 2015 and 2014 in the form of Restricted Stock were 141,784, 108,026 and 104,584, respectively.

Proposed Amendment

The Amendment would, (1) subject to the adjustment described under “Maximum Awards” above with respect to such events as a stock split, stock dividend or other extraordinary corporate event, increase by 2,000,000 the maximum number of shares which may be issued pursuant to Awards under the Plan and (2) increase the ratio used to count Full Value Awards issued under the plan against the Share Limit from 1.58 shares to 1.85 shares.  The market value of the additional 2,000,000 shares of common stock that would be added to the maximum number of shares which may be issued pursuant to awards under the Plan is $73,000,000 as of April 3, 2017.

Interests of Directors and Executive Officers; New Benefits Under the Plan Resulting from the Amendment

All executive officers, non-executive directors, non-executive officers and employees who are deemed to be “key employees” under the Plan are eligible for Awards under the Plan. In addition, each current outside director is eligible to receive Automatic Director Restricted Stock under the Plan. Consequently, each current director and each current executive officer has a personal interest in the approval of the Amendment. However, the actual benefit and number of shares to be issued to the directors, executive officers, non-executive officers and other employees under the Plan if the Amendment is approved cannot be determined at this time because Awards to be made under the Plan have not been determined or granted and are not determinable using an objective formula. No additional benefits or amounts would have been awarded to directors, executive officers, non-executive officers and employees during the fiscal year ending December 31, 2016 if the Amendment had been in effect during such period.

The Board recommends a vote FOR the approval of the proposed

Amendment to the Gentherm Incorporated 2013 Equity Incentive Plan

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2016.

Solicitation by Board; Expenses

We will bear the entire cost of preparing, assembling, and mailing the proxy materials. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have requested banks, brokers and other nominees to forward the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable out-of-pocket expenses in doing so upon request.

Requirements for Submission of Shareholder Proposals and Nominations for 2018 Annual Meeting

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2018 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167) by the close of business on December 19, 2017.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2018 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2017 annual meeting. Therefore, such notice must be received between January 19, 2018 and the close of business on February 18, 2018 to be considered timely. However, if our 2018 annual meeting occurs more than 30 days before or 60 days after May 19, 2018, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2018 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2018 annual meeting, and (B) not earlier than the 120th day prior to the 2018 annual meeting.

The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Householding

The Company has elected to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside unless one of the shareholders at such address provides notice that he or she desires to receive individual copies.  This “householding” practice reduces the Company’s printing and postage costs.  Shareholders may request to discontinue or re-start householding, or request a separate copy of the 2016 annual report and 2017 proxy statement, as follows:

•	If you hold your common shares through a bank, broker or other nominee, you should contact such record holder directly.
•	If you are a shareholder of record, you should contact Computershare, P.O. Box 30170, College Station, TX 77842-3170 or (800) 962-4284.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of such materials to a shareholder that previously elected to receive a single copy of materials with one or more other shareholders.

Availability of 2016 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2016 annual report to shareholders who receive this proxy statement. Our 2016 annual report to shareholders includes our annual report on Form 10-K for 2016 (including certain exhibits). We will also provide copies of our 2016 annual report to shareholders, and to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the 2016 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for 2016) are available to shareholders at no charge upon written request to: Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167 or on our website, www.gentherm.com, under the “Investor Relations – Financial Reports” tab.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2017

The 2017 proxy statement and 2016 annual report are available at www.edocumentview.com/THRM.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors

Kenneth J. Phillips
Vice-President, General Counsel and Secretary

APPENDIX A – AMENDMENT TO GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN

Section 5(a) is hereby amended to read in its entirety as follows:

(a) The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate the sum of (i) 5,500,000 shares of Common Stock of the Corporation, plus (ii) the number of shares of Common Stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan or the 2011 Equity Incentive Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards (in each case, subject to adjustments as provided in this Paragraph 5) (the “Share Limit”).

Section 5(b) is hereby amended to read in its entirety as follows:

(b) Awards of restricted stock, restricted stock units, unrestricted stock, and dividend equivalents (including performance shares and performance units) payable in shares of Common Stock shall count against the Share Limit as 1.85 shares of Common Stock for each share of Common Stock covered by such Awards. Awards of Incentive Options, Nonqualified Options, and stock appreciation rights shall count against the Share Limit as 1.00 share of Common Stock for each share of Common Stock covered by such Awards. The full number of shares of Common Stock subject to an option or stock appreciation right shall count against the Share Limit, even if the exercise price of the such option or stock appreciation right is satisfied in whole or in part through net-settlement or by delivering shares of Common Stock to the Corporation (by either actual delivery or attestation). Shares of Common Stock issued or to be issued under the Plan shall be authorized but unissued Common Stock or issued Common Stock that has been reacquired by the Corporation or a Subsidiary or affiliate of the Corporation. If any Common Stock covered by an Award is not purchased or is forfeited, or if an Award otherwise terminates without delivery of Common Stock subject thereto, then the number of shares of Common Stock related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above (or included for purposes of the calculation in the proviso, above), but shall again be available for making Awards under the Plan. Notwithstanding the foregoing, there shall not be added back to the Share Limit: (x) shares of Common Stock that are subject to an option or a share-settled stock appreciation right (including those stock appreciation rights that may be settled in either shares or cash) and are not issued upon the net settlement or net exercise of option or stock appreciation right; (y) shares of Common Stock delivered to or withheld by the Corporation or a subsidiary or affiliate of the Corporation to pay the exercise price or the withholding taxes under options or stock appreciation rights; or (z) shares of Stock repurchased on the open market with the proceeds of an Option exercise.

A-1

APPENDIX B – GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN

Note: The Amendment set forth in Appendix A is not reflected below.

1. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b) “Board” means the Gentherm Incorporated Board of Directors.

(c) “Committee” means a committee consisting of two or more members of the Board, each of whom (1) shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and (2) may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board to administer the Plan. In the absence of any action of the Board to the contrary, the Compensation Committee of the Board shall comprise the Committee.

(d) “Corporation” means Gentherm Incorporated, a Michigan corporation, or any successor thereof.

(e) “Discretion” means in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan, which may be set forth in a written grant agreement or otherwise.

(f) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(g) “Incentive Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(h) “Nonqualified Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(i) “Other stock-based award” means any right granted under Paragraph 20 of the Plan.

(j) “Participant” means any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director of the Corporation who is not also an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(k) “Performance share” means a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(l) “Plan” means this Gentherm Incorporated 2013 Equity Incentive Plan.

(m) “Restricted stock” means a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(n) “Restricted stock unit” means a grant of a right to earn the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(o) “Stock appreciation right” means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(p) “Subsidiary” means any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than fifty percent (50%) of the combined voting power of all classes of stock or other ownership interest.

2. Purpose of Plan. The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

3. Administration. The Plan shall be administered by the Committee provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any grant agreement) at any time, in whole or in part, in the Board’s discretion. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to: grant awards; determine the rights of Participants with respect to an Award upon any termination of service; determine whether, and to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; accelerate the vesting of any Award; interpret the Plan; promulgate, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee (or the Board) shall be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith); provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan; Share Usage.

(a) The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate the sum of (i) 3,500,000 shares of Common Stock of the Corporation, plus (ii) the number of shares of Common Stock of the Corporation that, as of the effective date of the Plan are subject to awards granted under the Gentherm Incorporated 2006 Equity Incentive Plan or the 2011 Equity Incentive Plan and that, on or after the effective date of the Plan, expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or required by the Corporation, in accordance with the terms of the relevant plan, in the case of unvested restricted stock awards (in each case, subject to adjustments as provided in this Paragraph 5) (the “Share Limit”).

(b) Awards of restricted stock, restricted stock units, unrestricted stock, and dividend equivalents (including performance shares and performance units) payable in shares of Common Stock shall count against the Share Limit as 1.58 shares of Common Stock for each share of Common Stock covered by such Awards. Awards of Incentive Options, Nonqualified Options, and stock appreciation rights shall count against the Share Limit as 1.00 share of Common Stock for each share of Common Stock covered by such Awards. The full number of shares of Common Stock subject to an option or stock appreciation right shall count against the Share Limit, even if the exercise price of the such option or stock appreciation right is satisfied in whole or in part through net-settlement or by delivering shares of Common Stock to the Corporation (by either actual delivery or attestation). Shares of Common Stock issued or to be issued under the Plan shall be authorized but unissued Common Stock or issued Common Stock that has been reacquired by the Corporation or a Subsidiary or affiliate of the Corporation. If any Common Stock covered by an Award is not purchased or is forfeited, or if an Award otherwise terminates without delivery of Common Stock subject thereto, then the number of shares of Common Stock related to such Award and subject to such forfeiture or termination shall not be counted against the limit set forth above (or included for purposes of the calculation in the proviso, above), but shall again be available for making Awards under the Plan. Notwithstanding the foregoing, there shall not be added back to the Share Limit: (x) shares of Common Stock that are subject to an option or a share-settled stock appreciation right (including those stock appreciation rights that may be settled in either shares or cash) and are not issued upon the net settlement or net exercise of option or stock appreciation right; (y) shares of Common Stock delivered to or withheld by the Corporation or a subsidiary or affiliate of the Corporation to pay the exercise price or the withholding taxes under options or stock appreciation rights; or (z) shares of Stock repurchased on the open market with the proceeds of an Option exercise.

(c) Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. Consistent with the purpose of the Plan and with a view to avoiding over or under counting, the Committee shall, in its Discretion, determine the number of shares to charge against the shares remaining available under the Plan as a result of the grant or settlement of Awards made under the Plan.

(d) The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares available at any time under the Plan, and the maximum number of shares with respect to which Awards may be made to an individual Participant during the term of the

Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6. Participants. The Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

7. Written Agreement. Each Award granted under the Plan shall be evidenced by a written grant agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. The written grant agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Allotment of Shares. Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards and such determination shall be set forth in the grant agreement; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. Stock Options. Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate whether such option is intended to be an Incentive Option or Nonqualified Option, the number of shares covered thereby, the price per share for which the shares covered by such option may be purchased, the date on which such option was granted, the expiration date of such option, and such other terms as determined by the Committee in its Discretion.

10. Stock Option Price. The Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased, which price shall be set forth in the grant agreement. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee as permitted in Treas. Reg. §1.409A-1(b)(5)(iv), and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”). Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a) the stock appreciation right will expire no later than the Incentive Option;

(b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

13. Granting and Exercise of Stock Options and Stock Appreciation Rights. Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee and set forth in the written grant agreement. To the extent that the aggregate fair market value of shares (determined at the date such option was granted) with respect to which options designated as Incentive Options first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess options shall be treated as Nonqualified Options. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 11). Except as provided in Paragraph 17 or an applicable written grant agreement, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. Non-transferability of Stock Options and Stock Appreciation Rights. No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

15. Term of Stock Options and Stock Appreciation Rights. If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of

Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

16. Continuation of Employment. The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

17. Termination of Employment. Except as set forth in an applicable grant agreement, if the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, in either case, not to extend beyond the expiration date with respect to such options or stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. A stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies or as otherwise determined by the Committee, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

18. Restricted Stock or Restricted Stock Units. Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted stock units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time of each award of restricted stock or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award. Notwithstanding the foregoing, and excluding awards granted under Section 18(i) below, unless the Committee determines otherwise with respect to any applicable Award, (i) the restricted period for non-performance-based restricted stock awards shall not be less than two years; provided that such condition shall be met if there are varying restricted periods within any award of non-performance-based restricted stock and the average restricted period for such non-performance-based restricted stock is not less than two years, and (ii) the restricted period for performance-based restricted stock awards shall not be less than one year.

(b) Unless otherwise provided in the written grant agreement, shares of restricted stock or restricted stock units granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of shares of restricted stock including, but not limited to, the right to receive dividends on, and the right to vote, the shares. All dividends, if any, received by a Participant with respect to shares of restricted stock, shall be subject to the restrictions applicable to the original Award. If any such dividends are paid in cash, such dividends shall be accumulated during the restricted period (without interest) and paid or forfeited when the shares of restricted stock vest or are forfeited, and in no event shall any cash dividends be paid later than 2-1/2 months after the end of the tax year in which the applicable restricted period ends. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted. Any dividend equivalent rights granted to a Participant shall be subject to the restrictions applicable to the original Award, and shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

(c) Unless otherwise provided in the written grant agreement, if there is a termination of employment of a Participant, all shares or units granted to the Participant which are still subject to the restrictions imposed by Paragraph 18(a) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions. In addition to or in lieu of conditioning the release of restrictions applicable to restricted stock or restricted stock units on the continued employment of the Participant for the restricted period applicable to the shares or units, the

Committee may condition release of the restrictions on the attainment of one or more performance goals during the restricted period (hereinafter referred to as a “performance-based restricted stock or restricted stock unit award”).

(d) The performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover, margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal(s) shall be established by the Committee, in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award shall be established by the Committee in writing on or before the date the award is made, and there must be substantial uncertainty whether a performance goal(s) will be attained at the time it is established by the Committee.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, the restrictions imposed by Paragraph 18(a) on restricted stock or restricted stock units subject to a performance-based goal shall lapse only after (i) the attainment of the performance goal(s) during the restricted period, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal(s) and any other material terms of the award have been attained or satisfied. If the performance goal(s) applicable to a performance-based restricted stock or restricted stock unit award has not been attained by the end of the restricted period, either in whole or in part, the shares or units subject to the award shall be forfeited and transferred back to the Corporation by the Participant, in whole or in part, as applicable (as required by the grant agreement), without payment of any consideration by the Corporation.

(f) Shares of restricted stock (including shares of performance based restricted stock) granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(g) After the expiration of the restricted period applicable to restricted stock (and/or, in the case of performance-based restricted stock, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificate, the Corporation shall cause such certificates to be reissued without the legend.

(h) After the expiration of the restricted period applicable to restricted stock units (and/or, in the case of performance-based restricted stock units, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares to which the restricted stock units relate. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof; provided, however, that the amount of cash and the value of any other property paid to a Participant during any calendar year in settlement of a performance-based restricted stock unit award shall not exceed $2,000,000. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, on a current or deferred basis, with provision for the payment or crediting of an additional amount on installment or deferred payments based upon a reasonable rate of interest or the actual rate of return on one or more predetermined specific investments, in the Discretion of the Committee.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted stock (including performance-based restricted stock) shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted stock.

Performance-based restricted stock and restricted stock unit awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 18 (and the other provisions of the Plan relating to performance-based restricted stock and restricted stock unit awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 18 or the terms of outstanding performance-based restricted stock and restricted stock unit awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

(i) Outside directors who are first elected or appointed to the Corporation’s Board shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to (i) $4,167 (which amount may be modified from time to time by the Committee in its Discretion), multiplied by (ii) the number of full months between the date of such election or appointment and the first anniversary of the last completed annual meeting of the Corporation’s shareholders, and divided by (iii) the closing price of the Corporation’s common stock on the date of first election or appointment. In addition, on the date of each annual meeting of the Corporation’s shareholders, each outside director then in office shall be granted automatically (without any action by the Committee or the Board) an award of a number of shares of restricted common stock equal to $50,000 (which amount may be modified from time to time by the Committee in its Discretion) divided by the closing price of the Corporation’s common stock on such date. The restricted period with respect to each share of restricted common stock granted under this paragraph shall lapse on the date of the annual meeting of shareholders held during the calendar year following the date of grant or, if earlier, on the first anniversary of the date of grant, in each case so long as the applicable director remains a director through such date. Restricted stock granted pursuant to this paragraph shall be forfeited and immediately returned to the Company if the applicable director ceases to be a director prior to the date the restrictions with respect to such restricted stock are to lapse, except that if an outside director’s services as a member of the Board terminates because of (1) total disability (as determined by the Committee), (2) death (3) retirement on or after age 65 and after at least ten years of service as a member of the Board, or (4) any other circumstance that the Committee, in its Discretion, deems to be applicable, then all restrictions with respect to the restricted stock granted pursuant to this paragraph shall immediately lapse upon the occurrence of such event.

19. Performance Shares. The Committee may grant to a Participant the right to earn performance shares subject to the following terms and conditions:

(a) The Participant’s right to earn performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b) The performance goal applicable to an award to a Participant of the right to earn performance shares shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover margins and/or other objective financial results of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c) The performance goal applicable to an award to a Participant of the right to earn performance shares shall be established by the Committee in writing at any time during the period beginning on the date of the award and ending on the earlier of (i) ninety (90) days after commencement of the performance period applicable to the award, or (ii) expiration of the first 25% of the performance period; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

(d) The performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of performance shares issuable to the Participant if the goal is attained.

(e) Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, performance shares shall be issued to a Participant (in whole or in part, as applicable) only after (i) expiration of the performance period and attainment of the performance goal applicable to the award, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal and any other material terms of the award have been attained or satisfied.

(f) No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g) In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant; provided, that such deferral election complies with rules adopted by the Committee, which comply with, or are exempt from, the requirements of Section 409A of the Code. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

(h) In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares; provided, however, that the amount of cash and the value of any other property paid to any Participant during any calendar year in settlement of a performance share award shall not exceed $2,000,000.

(i) Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j) In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

Performance share awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 19 (and the other provisions of the Plan relating to performance share awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 19 or the terms of outstanding performance share awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

20. Other Stock-Based Awards. The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

21. Investment purpose. If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

22. Rights to Continued Employment. Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

23. Withholding Payments. If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares.

24. Change in Control. Notwithstanding any other provision of the Plan or any provision of a grant agreement, in the event the Committee determines that there has been or will be a Change in Control (as such term is defined below) of the Corporation, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may (but not automatically) include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards and performance-based restricted stock and restricted stock unit awards to have been earned.

For purposes of the Plan, a “Change in Control” means any of the following: (a) the consummation of a merger, consolidation or reorganization involving the Corporation, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; (b) the consummation of a transfer, sale or other disposition, in one or a series of related transactions, of all or substantially all of the Corporation’s assets to any individual entity or group (a “Person”) (other than any Person that is directly controlled by or under common control with the Corporation); (c) the consummation of an acquisition, directly or indirectly, by any Person (other than the Corporation or any Person that is directly controlled by or under common control with the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities; (d) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that, any individual who becomes a director of the Corporation subsequent to the date hereof whose election, or nomination for election, by the Corporation’s shareholders was approved by the vote of at least a majority of the Independent Directors (as defined by applicable Nasdaq listing standards or, if the Corporation ceases to be listed on The Nasdaq Stock Market and is instead listed on another stock exchange, then as defined by the applicable rules of such other stock exchange) then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; or (e) the consummation of a complete liquidation or dissolution of the Corporation. In no event, however, shall a Change in Control be deemed to occur in connection with (a) a merger or reorganization of the Corporation, the sole purpose of which is to reincorporate the Corporation in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital.

25. Prohibition on Repricing. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other Awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without shareholder approval.

26. Effectiveness of Plan. The Plan shall be effective on the date the shareholders approve the Plan, subject to adoption by the Board if adoption had not already occurred prior to such shareholder approval. Awards may not be granted prior to shareholder approval of the Plan.

27. Termination, Duration and Amendments of Plan. The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after its approval by the shareholders, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual Participants (subject in each case, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance goals applicable to performance share awards or performance-based restricted stock or restricted stock unit awards are based, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, adversely affect the rights grant under any such Award without the consent of the holder thereof.

28. Section 409A of the Code. It is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Section 409A of the Code and the guidance and regulations issued thereunder and, accordingly, to the maximum extent permitted, the Plan and agreements granting Awards shall be interpreted consistent with such intent. In the event that any Award is subject to but fails to comply with Section 409A of the Code, the Corporation may revise the terms of the grant to correct such noncompliance to the extent permitted under any guidance, procedure or other method promulgated by the Internal Revenue Service now or in the future or otherwise available that provides for such correction as a means to avoid or mitigate any taxes, interest or penalties that would otherwise be incurred by the Participant on account of such noncompliance; provided, however, that in no event whatsoever shall the Corporation be liable for any additional tax, interest or penalty imposed upon or other detriment suffered by a Participant under Code Section 409A or damages for failing to comply with Section 409A of the Code. Notwithstanding anything to the contrary contained herein or in any agreement pertaining to an Award, the payment or settlement of any 409A Award that would otherwise be payable or distributable upon the occurrence of a Change in Control, the Participant’s disability or termination of employment, shall not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such event also constitutes a change in control within the meaning of Treas. Reg. §1.409A-3(i)(5), a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), respectively, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the grant agreement that is permissible under Section 409A of the Code. Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “specified employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s separation from service (determined in accordance with Treas. Reg. §1.409A-1(h)) in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

29. General.

(a) The granting of Awards and the issuance of shares of Common Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Common stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect to such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

(b) Neither the adoption of the Plan nor the submission of the Plan to the Corporation’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

(c) Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provided by the Corporation or any affiliate, except where the Committee expressly provides otherwise in writing.

(d) Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Corporation or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

(e) The interests of any Participant under the Plan or any Award shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(f) The Plan, and all Awards made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

(g) It is the intent of the Corporation that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Corporation shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(h) References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

(i) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

(l) This document is a complete statement of the Plan.

.MMMMMMMMMMMM GENTHERM INCORPORATED IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and EVERY YEAR as the frequency on Proposal 4. 1. The election to the Board of Directors of the nominee(s) specified in the Proxy Statement: + 01 -Lewis Booth 02 -Francois Castaing 03 -Daniel Coker 04 -Sophie Desormière 05 -Maurice Gunderson 06 -Yvonne Hao 07 -Ronald Hundzinski 08 -Byron Shaw Mark here to WITHHOLD For All EXCEPT -To withhold authority to vote for any FOR all nominees Mark here to vote vote from all nominees nominee(s), write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. To ratify the appointment of Grant Thornton LLP to act as 3. To approve, on an advisory basis, the compensation of our the Company’s independent registered public accounting named executive officers. firm for the year ended December 31, 2017. 1 Year 2 Years 3 Years Abstain For Against Abstain 4. To approve, on an advisory basis, whether an 5. To approve an amendment to the Gentherm Incorporated advisory vote on the compensation of our named 2013 Equity Incentive Plan (1) increasing by 2,000,000 the executive officers should occur once every one, two maximum number of shares of common stock that may be or three years. issued pursuant to awards granted under the plan and (2) increasing the ratio used to count full value awards issued under the plan against the maximum number of shares issuable under the plan from 1.58 shares to 1.85 shares. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys andagents should give their full titles. If the shareholder is a corporation, sign in full corporate name of the authorized office. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 3262122 + 02L90B

.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting and proxy statement are available at www.gentherm.com and at www.edocumentview.com/THRM; however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Annual Meeting of Shareholders. • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — GENTHERM INCORPORATED 21680 HAGGERTY ROAD NORTHVILLE, MICHIGAN 48167 The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry G. Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of common stock of Gentherm Incorporated held of record by the undersigned on April 3, 2017 at the Annual Meeting of shareholders to be held on Friday, May 19, 2017 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP TO ACT AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2017, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION, EVERY YEAR AS THE FREQUENCY, ON AN ADVISORY BASIS, OF HOW OFTEN AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR, AND FOR THE APPROVAL OF AN AMENDMENT TO THE GENTHERM INCORPORATED 2013 EQUITY INCENTIVE PLAN (1) INCREASING BY 2,000,000 THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN AND (2) INCREASING THE RATIO USED TO COUNT FULL VALUE AWARDS ISSUED UNDER THE PLAN AGAINST THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN FROM 1.58 SHARES TO 1.85 SHARES. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY G. STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.